                                                                   Exhibit 10.10


                            ASSET PURCHASE AGREEMENT
                            ------------------------

                                  By and Among

                              OLYMPIC STEEL, INC.,
                               an Ohio corporation

                                    ("Buyer")

                                       and

                      SOUTHEASTERN METAL PROCESSING, INC.,
                              a Georgia corporation

                                       and

                       SOUTHEASTERN TRANS-SHIPPING REALTY,
                              a Georgia partnership

                            (collectively, "Seller")

                                       and

                               JERRY O. KIRKLAND,
                                 GENE L. JAMES,
                                  ORVIN FLINT,
                                       and
                                 MICHAEL MINIEA

                                ("Shareholders")

                                  May 30, 1997

                                      INDEX
                                                                                                                Page
ARTICLE I
         DEFINITIONS..............................................................................................2

ARTICLE II
         SALE AND PURCHASE OF BUSINESS AND ASSETS.................................................................6
         2.1      Business and Assets.............................................................................6
         2.2      Assumption of Liabilities.......................................................................8
         2.3      Purchase Price and Manner of Payment...........................................................11
         2.4      Closing Date Statement; Purchase Price Adjustment..............................................13
         2.5      Review of Audited Closing Statement by Seller..................................................13

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF SELLER................................................................14
         3.1      Ownership of Assets............................................................................14
         3.2      Organization, Qualification, and Authority of Seller...........................................14
         3.3      No Equity Interests............................................................................16
         3.4      Title to Properties; Liens, Conditions of Properties...........................................16
                  A.       Real Property.........................................................................16
                  B.       Personal Property.....................................................................16
                  C.       Leases................................................................................17
                  D.       Liens.................................................................................17
         3.5      Financial Statements...........................................................................17
         3.6      Changes........................................................................................18
         3.7      Absence of Undisclosed Liabilities.............................................................19
         3.8      Accounts Receivable............................................................................20
         3.9      Inventories....................................................................................20
         3.10     Accounts or Trade Payable......................................................................20
         3.11     Intellectual Property..........................................................................21
         3.12     Customers and Sales............................................................................21
         3.13     Contracts and Commitments......................................................................22
                  A.       Sales Orders, Subcontracts, Bids and Proposals........................................22
                  B.       Purchase Orders and Other Trade Obligations...........................................22
                           C.       Personal Property Leases (as Lessee or Lessor) and Other
                           Contracts.............................................................................22
                           D.       Copies, Consents and Binding Effect..........................................23
                           E.       Updating.  ..................................................................23


                  F.       Contracts Assumed by Buyer............................................................23
         3.14     Litigation; Judgments and Consent Decrees......................................................24
         3.15     Employee Relations.............................................................................24
         3.16     Employee Benefits..............................................................................25
         3.17     Compliance With Law/Governmental Authorizations................................................25
         3.18     Environmental Matters..........................................................................26
                  A.       In General.  .........................................................................26
                  B.       No Claims.............................................................................26
                  C.       Absence of Events or Conditions.......................................................27
                  D.       No Capital Expenditures Required For Compliance.......................................27
                  E.       Certain Definitions...................................................................27
         3.19     Payment of Taxes...............................................................................28
         3.20     Transactions with Management...................................................................29
         3.21     Insurance......................................................................................30
         3.22     Agents and Employees...........................................................................30
         3.23     No Default Under the Assumed Liabilities.......................................................30
         3.24     Finder's Fee...................................................................................30
         3.25     Full Disclosure of Representations.............................................................30

ARTICLE IV
         COVENANTS OF SELLER.....................................................................................31
         4.1      Conduct of Business............................................................................31
         4.2      Assignment of Leases and Contracts.............................................................33
         4.3      Breach of Representations, Warranties and Covenants............................................33
         4.4      Consummation of Agreement......................................................................33
         4.5      Cooperation....................................................................................34
         4.6      Regulatory Filings.............................................................................34
         4.7      Injunctions....................................................................................34
         4.8      Taxes..........................................................................................34
         4.9      Termination of Employment by Seller............................................................34

ARTICLE V
         REPRESENTATIONS AND WARRANTIES OF BUYER.................................................................35
         5.1      Organization of Buyer..........................................................................35
         5.2      Authority of Buyer.............................................................................35
         5.3      Finder's Fee...................................................................................36
         5.4      Litigation.....................................................................................36

ARTICLE VI
         COVENANTS OF BUYER......................................................................................36

         6.1      Breach of Representations, Warranties and Covenants............................................36
         6.2      Consummation of Agreement......................................................................36
         6.3      Cooperation....................................................................................37
         6.4      Regulatory Filings.............................................................................37
         6.5      Injunctions....................................................................................37
         6.6      Access to Records and Files....................................................................37
         6.7      Offer of Employment............................................................................37
         6.8      Olympic Medical Insurance Coverage ............................................................38
         6.9      Redemption of Bonds............................................................................38

ARTICLE VII ACCOUNTS RECEIVABLE..................................................................................38

ARTICLE VIII CONDITIONS TO OBLIGATIONS OF BUYER..................................................................39
         8.1      Representations; Warranties; Covenants.........................................................39
         8.2      Opinion of Seller's and Shareholders' Counsel..................................................39
         8.3      Delivery of Schedules and Exhibits.............................................................39
         8.4      Damage or Destruction..........................................................................39
         8.5      No Material Adverse Change.....................................................................39
         8.6      Consents.......................................................................................40
         8.7      Injunctions....................................................................................40
         8.8      Transfer of Real Property......................................................................40
         8.9      Appraisal and Environmental Audit..............................................................40
         8.10     Shareholder Non-Competition Agreement..........................................................40

ARTICLE IX CONDITIONS TO OBLIGATIONS OF SELLER AND SHAREHOLDERS..................................................41
         9.1      Representations, Warranties, Covenants.........................................................41
         9.2      Opinion of Buyer's Counsel.....................................................................41
         9.3      Delivery of Documents..........................................................................41
         9.4      Injunctions....................................................................................41
         9.5      Transfer of Real Property......................................................................41

ARTICLE X INDEMNIFICATION........................................................................................42
         10.1     Indemnification by Seller......................................................................42
         10.2     Indemnification By Buyer.......................................................................44
         10.3     Third Party Claim Against Buyer or Seller......................................................45

ARTICLE XI
         TERMINATION.............................................................................................45


         11.1     Generally......................................................................................45
         11.2     Right to Proceed...............................................................................46

ARTICLE XII
         CLOSING OF TRANSACTION..................................................................................46
         12.1     Closing........................................................................................46
         12.2     Closing Certificate............................................................................46
         12.3     Closing Documents..............................................................................46
                  A.       Documents to be provided by Seller....................................................46
                  B.       Documents to be provided by Buyer.....................................................48
         12.4     Risk of Loss...................................................................................49

ARTICLE XIII
         MISCELLANEOUS...........................................................................................49
         13.1     Binding Effect.................................................................................49
         13.2     Recitals; Exhibits and Schedules...............................................................49
         13.3     Governing Law..................................................................................49
         13.4     Notices........................................................................................49
         13.5     Further Assurances.............................................................................51
         13.6     Entire Agreement...............................................................................51
         13.7     Waivers........................................................................................51
         13.8     Headings.......................................................................................51
         13.9     Severability...................................................................................51
         13.10    Counterparts...................................................................................51
         13.11    Public Announcement............................................................................52
         13.12    Time of the Essence............................................................................52
         13.13    Arbitration....................................................................................52

                                    EXHIBITS

Exhibit A Escrow Agreement
Exhibit B Audited Closing Statement
Exhibit C Audited Purchase Price Reconciliation
Exhibit D December 1996 Interim Financial Statements
Exhibit E Real Property Purchase Agreement
Exhibit F General Assignment and Bill of Sale
Exhibit G Purchase Price Allocation
Exhibit H Non-Competition Agreement
Exhibit I Shareholder Guarantee
Exhibit J Closing Certificate

                            ASSET PURCHASE AGREEMENT
                            ------------------------

         THIS AGREEMENT (the "Agreement") made and entered May 30, 1997, by and among OLYMPIC STEEL, INC., an Ohio corporation ("Buyer"), SOUTHEASTERN METAL PROCESSING, INC., a Georgia corporation ("Southeastern"), SOUTHEASTERN TRANS-SHIPPING REALTY, a Georgia partnership (the "Partnership") (Southeastern and the Partnership are sometimes hereinafter collectively and individually referred to as "Seller"), JERRY O. KIRKLAND ("Kirkland"), GENE L. JAMES ("James"), ORVIN FLINT ("Flint"), and MICHAEL MINIEA ("Miniea") [Kirkland, James, Flint and Miniea are sometimes hereinafter collectively referred to as the "Shareholders" and individually as a "Shareholder"] is to evidence the following agreements and understandings:

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Southeastern operates a toll processing steel service center (the "Business") in Winder, Georgia on the Real Property (hereinafter defined) and utilizes certain real estate, improvements, and equipment that is owned by the Partnership;

         WHEREAS, Seller desires to sell, and Buyer desires to purchase, substantially all of Seller's assets, business, and properties whether real, personal or mixed and wherever located, and Buyer is willing to assume only those specified liabilities of Seller delineated herein, upon the terms and conditions hereinafter set forth;

         WHEREAS, the Real Property will be purchased from the Partnership pursuant to the terms of a Real Property Purchase Agreement;

         WHEREAS, the Shareholders own all of the issued and outstanding capital stock of Southeastern and all of the interests in the Partnership and, as such, directly and materially benefit from the consummation of the transactions described in this Agreement;

         WHEREAS, to induce Buyer to purchase the Assets, Southeastern and each of the Shareholders will enter into Non-Competition Agreements and Guarantees.

         NOW THEREFORE, in exchange for the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         "Affiliate" when used with respect to Seller or the Shareholders includes, but is not limited to: (1) the spouse or child of any Shareholder; (2) any corporation, partnership, trust, or other entity (whether or not incorporated), directly or indirectly, through one or more intermediaries, that is controlled by, or under common control with, Seller or any Shareholder; (3) any officer, director, or employee of Seller, or his spouse or child; (4) any person who is a member in any relationship or similar form of unincorporated business association with any person or entity referred to above; and (5) any entity required to be aggregated with any entity referred to above under Code Sections 414(b), (c) and (m).

         "Assumed Liabilities" shall have the meaning ascribed in Section 2.2 hereto.

         "Audited Closing Statement" means the closing balance sheet of Seller, solely with respect to the Assets and Assumed Liabilities, as of the Closing Date, prepared in accordance with this Agreement in the form of EXHIBIT "B" and as audited by Arthur Andersen LLP or another independent certified public accountant mutually satisfactory to the parties.

         "Audited Net Book Value" means each Seller's historical cost of the Assets owned by such Seller, less depreciation and amortization, determined, in the case of Southeastern, in accordance with GAAP (hereinafter defined), consistently applied and, in the case of the Partnership in the manner utilized by the Partnership in filing its tax returns and in a manner consistently applied, less the value of the Assumed Liabilities, each as shown on the Audited Closing Statement.

         "Audited Purchase Price Reconciliation" means the purchase price reconciliation in the form of EXHIBIT "C", as audited by Arthur Andersen LLP.

         "Buyer's Product Liability Obligations" means any claims for product liability (whether for bodily injury or death or property loss or damage or otherwise) arising from any occurrence on and after the Effective Date.

         "Closing Date" or "Effective Date" means the date upon which the closing of the transaction contemplated hereby ("Closing") will be deemed to occur, which shall be June 1, 1997 or such other date as the parties may agree.

         "Closing Statement" means the Estimated and Final Closing Statements, collectively, prepared in accordance with this Agreement, in the form of EXHIBIT "B".

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of
1985.

         "Code" means the Internal Revenue Code of 1986, as amended to date.

         "Confidential Information" means confidential processes, testing procedures, devices, formulae, computer software, computer programs and data bases, drawings, blueprints, sketches, records, development data and reports, engineering data and reports, plant designs, quality control specifications, cost analyses, flow charts, process sheets, "know how", memoranda, customer lists, supplier lists, or other confidential information relating to technical matters, and confidential information relating to sales, financial structure, pricing and marketing data, personnel data, and other information of like nature, including, without limitation, such items which qualify as "trade secrets" under the Uniform Trade Secrets Act, as adopted in the State of Georgia.

         "Contracts" shall mean all contracts listed on EXHIBIT "3.13A THROUGH 3.13C" and all contracts of Seller that, due to their size or term, are not required in Section 3.13 to be listed on EXHIBIT "3.13A through 3.13C".

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" means The Fifth Third Bank of Northeastern Ohio, Inc., or another financial institution mutually satisfactory to the parties pursuant to the escrow agreement to be entered into among the Escrow Agent, Buyer and Seller on the Closing Date (the "Escrow Agreement"), the form of which is to be attached hereto upon the execution of this Agreement as EXHIBIT "A".

         "Estimated Closing Statement" means the estimated closing balance sheet of Seller (modified to reflect only the Assets and Assumed Liabilities) as of a date not more than five (5) days prior to the Closing Date, as prepared by Seller in accordance with this Agreement to be delivered to Buyer on the Closing Date, in the form attached hereto as EXHIBIT "B".

         "Estimated Net Book Value" means each Seller's historical cost of the Assets owned by such Seller less depreciation and amortization determined in accordance with GAAP, consistently applied by such Seller, less the value of the Assumed Liabilities, each as shown on the Estimated Closing Statement.

         "Estimated Purchase Price Reconciliation" means the purchase price reconciliation prepared by Seller in accordance with this Agreement and delivered to Buyer on the second business day preceding the Closing Date, in the form attached hereto as EXHIBIT "C".

         "GAAP" means generally accepted accounting principles.

         "Injunction" means any injunction, decree or similar order which prohibits the consummation of the transaction contemplated by this Agreement.

         "Intellectual Property" means: all Trade Secrets, patents, patent applications, trade names, trademarks, and service marks (whether registered or unregistered) and all copyrights (registered or unregistered), and all similar items licensed or owned by Seller and used in connection with the Business.

         "Interim Financial Statements" means the unaudited balance sheets of Southeastern as of December 31, 1996, and as of March 31, 1997, respectively, and the unaudited accompanying statements of cash flow and income for the three
(3) months then ended as prepared by Southeastern and attached as EXHIBIT "D".

         "IRB Loan" means, collectively, the indebtedness of Seller evidenced by Industrial Revenue Bonds in the original aggregate amount of $3,700,000 issued as of October 1, 1994 by Winder-Barrow Industrial Building Authority which has a current outstanding principal balance of approximately $3,100,000, and is secured by an irrevocable standby letter of credit issued by Wachovia Bank of Georgia, N.A. ("Bank").

         "Knowledge" means, as applied to Seller, the actual knowledge of any Shareholder and Elwood Reeves, Plant Manager, and as applied to Buyer, the actual knowledge of the executive officers of Buyer.

         "1996 Financial Statements" means the audited balance sheet of Southeastern as of September 30, 1996 and the related statement of income and retained earnings and statement of cash flows for the year ended September 30, 1996 as audited by Agee Fisher & Co., certified public accountants, together with the unaudited balance sheet of the Partnership as of December 31, 1996 and the related statements of income and cash flow for the year ended December 31, 1996.

         "Non-Competition Agreement" means, collectively, agreements to be executed by Seller and Kirkland, James, Flint and Miniea, respectively, each of whom is a Shareholder of Seller.

         "Permitted Encumbrances" means: (i) liens arising under the IRB Loan;
(ii) liens for taxes and assessments not yet due and payable as of the Closing Date; (iii) workers or unemployment liens arising in the ordinary course of business securing amounts which are not yet due and payable as of the Closing Date; (iv) mechanic's, materialmen's, vendor's and similar statutory liens arising in the ordinary course of business for amounts which are not yet due and payable as of the Closing Date; and (v) the Permitted Exceptions, if any, described in Section 5 of the Real Property Purchase Agreement.

         "Plan" or "Plans" means each pension, profit-sharing, cafeteria, medical reimbursement, 401(k), retirement, deferred compensation, stock option, incentive, vacation, hospitalization, medical, disability or life insurance, severance, termination, bonus or other employee benefit plan, contract, arrangement, or understanding of Seller or any person, corporation, partnership, or other entity required to be aggregated with, or treated as the same employer as, Seller under ERISA or the Code (an "ERISA Affiliate"), whether or not covered by ERISA or qualified within the meaning of Section 401(a) of the Code, and whether single-employer or multi-employer. The Plans shall include, but are not limited to the Southeastern Metal Processing, Inc. Profit Sharing Plan.

         "Purchase Price Reconciliation" means the Estimated and Final Purchase Price Reconciliation, collectively, prepared in accordance with this Agreement, and in the form of EXHIBIT "C".

         "Real Property" means all of the land and buildings owned by the Partnership, including, but not limited to, the property located at 509 Bankhead Highway, Winder, Georgia, at which Southeastern operates the Business and as more fully described in the Real Property Purchase Agreement, but specifically excluding the Spartanburg Property.

         "Real Property Purchase Agreement" means the Real Property Purchase Agreement the form of which is attached hereto as EXHIBIT "E" pursuant to which Buyer shall purchase the Real Property from the Partnership.

         "Seller's Product Liability Obligations" means any claims for product liability (whether for bodily injury or death or property loss or damage or otherwise) arising from any occurrence before the Effective Date.

         "Seller's Warranty Claims" means all warranty or other contract claims by Seller whether implied, express or otherwise, or refunds against third party manufacturers, vendors, carriers or utilities.

         "Spartanburg Property" means the property located at 90 Viaduct Road, Spartanburg, South Carolina and which is the subject of an Agreement dated February 11, 1997 by and between Seller and Industrial Metal Products, Inc. (the "Spartanburg Agreement").

         "Term Loan" means, collectively, the indebtedness of Seller evidenced by a Consolidation, Restatement and Modification of Real Estate Note issued by the Partnership in favor of Bank dated January 10, 1996 in the original principal amount of $2,640,094.09, which has a current outstanding balance of $2,484,304.03 (inclusive of interest through May 30, 1997) are secured by certain Assets and the personal guaranties of the Shareholders.

         "WARN" means the Worker Adjustment Retraining Notification Act of 1988.

                                   ARTICLE II
                    SALE AND PURCHASE OF BUSINESS AND ASSETS
                    ----------------------------------------

         2.1 BUSINESS AND ASSETS.
             --------------------

         A. Subject to the terms and conditions of this Agreement, Seller agrees to sell, convey, transfer, assign, and deliver to Buyer, and Buyer agrees to purchase from Seller, free and clear of all mortgages, security interests, liens, charges and other encumbrances, all of the Business, rights, properties and assets (other than the Excluded Assets identified in Section 2.1C below), of every kind, character, and description, whether tangible, intangible, real, personal, or mixed and wherever located, including, without limitation, all of the right, title and interest of Seller in and to the assets described below (collectively, the "Assets"):

         (i) All assets and other rights listed as assets of Seller on the 1996 Financial Statements; all assets acquired by Seller in the ordinary course of business on or after October 1, 1996 through the Closing Date and all other property and rights listed as assets of Seller in the Exhibits and Schedules to this Agreement, except: (a) inventory disposed of by Seller and plant and office supplies consumed by Seller, each in the ordinary course of business, or (b) those assets otherwise specifically excluded by this Agreement;

         (ii) All of the fixed assets of Seller wherever located, including, but not limited to, all processing equipment, cranes and office equipment;

         (iii) All prepaid expenses, customer deposits and advances, and all rebates, refunds or rights to discounts not yet earned or received by Seller excluding prepaid assets relating to health and pension assets as set forth below;

         (iv) All accounts receivable of Seller collected within ninety (90) days following the Closing Date (the "90-Day Period");

         (v) Those funds deposited by Seller into a sinking fund deposit account maintained with First-Citizens Bank & Trust Company, as Trustee, in connection with the IRB Loan (approximately $75,000 as of the date of this Agreement) (collectively, the "Sinking Fund Deposit");

         (vi) Inventory including, but not limited to, raw materials and supplies, scrap steel, side cut steel, and lumber;

         (vii) All right and interest of Seller in and to the Real Property, excluding the Spartanburg Property;

         (viii) All Seller's Warranty Claims;

         (ix) All Intellectual Property;

         (x) All books, accounts, and records of Seller with respect to the current fiscal year and each of the past five (5) fiscal years, including, without limitation, all files, correspondence, credit and sales records, warranty records, import and export records, employment records and any confidential information reduced to writing and all other records (except Seller's minute books, seal, stock records, income tax returns and those records the disclosure of which is expressly prohibited by law);

         (xii) The goodwill and going concern value of Seller and all of Seller's right, title and interest, if any, to the names "Southeastern Metal" and "Southeastern Metal Processing" as all or part of a trade, fictitious, or corporate name; and

         (xiii) All other rights, properties, assets and goodwill, if any, of Seller related to the Business, real or personal, tangible or intangible, of every kind whatsoever and wherever situated.

         B. The Assets constituting personal property, including mixed or fixtures, and whether located on or attached to the Real Property shall be conveyed to Buyer by execution and delivery of a General Assignment and Bill of Sale in the form attached hereto as EXHIBIT "F".

         C. Notwithstanding anything herein to the contrary, Seller is not selling and Buyer is not purchasing the following assets (the "Excluded Assets") of Seller: (i) cash, bank accounts, deposits (other than the Sinking Fund Deposit) and securities, and cash equivalents; (ii) receivables from any of the Shareholders or any Affiliate thereof; (iii) rights, claims and causes of action regarding Contracts not assumed by Buyer; (iv) receivables of Seller that remain uncollected as of the ninetieth (90th) day following the Closing Date; (v) prepaid expenses which do not provide a benefit to Buyer as identified on EXHIBIT "E" attached hereto; (vi) S corporation tax deposits; (vii) insurance policies and rights with respect thereto; (viii) all rights and assets related to the Plans; (ix) all rights and interest in and to the Spartanburg Property; and (x) all rights under this Agreement and the transactions relative thereto.

         2.2      ASSUMPTION OF LIABILITIES.
                  -------------------------

         A. Buyer and Seller agree that, except as provided in Section 2.2B hereof, Buyer is not purchasing, assuming, or accepting any debts, liabilities or obligations whatsoever of Seller, contingent or non-contingent, liquidated or unliquidated, asserted or unasserted (the "Excluded Liabilities"), all of which remain the debts, liabilities, and obligations of Seller.

         B. At the Closing, Buyer will assume only the following obligations of Seller (the "Assumed Liabilities"):

         (i) Obligations under purchase orders, commitments or contracts identified on EXHIBIT "3.13B", as updated through the Effective Date pursuant to
Section 3.13E;

         (ii) All sales orders, commitments or contracts with customers identified on EXHIBIT "3.13A", as updated through the Effective Date pursuant to
Section 3.13E;

         (iii) All of Seller's other Contracts listed on EXHIBIT "3.13C", which Buyer has reviewed, approved, and elected to assume (in Buyer's sole and absolute discretion) excluding those agreements, if any, listed on the Schedule of Unassumed Contracts attached hereto as EXHIBIT "3.13F";

         (iv) All trade payables identified and recorded on the Audited Closing Statement;

         (v) The IRB Loan, to the extent identified and recorded on the Audited Closing Statement but expressly excluding any penalty or premium arising out of:
(a) the assumption by Buyer of the IRB Loan, or (b) the prepayment of the IRB Loan, in whole or in part, on the Closing Date;

         (vi) The Term Loan, to the extent identified and recorded on the Audited Closing Statement but expressly excluding any penalty or premium arising out of the assumption by Buyer of the Term Loan, or (b) the prepayment of the Term Loan, in whole or in part, on the Closing Date;

         (vii) Accrued real estate taxes and personal property taxes payable each of which shall be recorded on the Audited Closing Statement; and

         (viii) Accrued vacation pay but solely to the extent identified and recorded on the Audited Closing Statement (the "Vacation Accrual").

         Buyer agrees to use its reasonable efforts and to cooperate with Seller to obtain following the Closing, in connection with the assumption of the IRB Loan and the Term Loan, a release of Seller and Shareholders from their respective guaranties, in forms and substance reasonably satisfactory to Seller and the Shareholders.

         C. The assumption of Assumed Liabilities by Buyer hereunder shall not enlarge any rights of third parties under contracts or arrangements with Seller. Nothing herein shall prevent Buyer from contesting in good faith with any third party any of the Assumed Liabilities; PROVIDED, HOWEVER, that Buyer's right to contest any of the Assumed Liabilities shall not diminish or otherwise affect Seller's right to indemnification under Section 10.2 arising out of Buyer's failure to pay any of the Assumed Liabilities.

         D. Except as expressly provided in Section 2.2B, Buyer is not assuming any of the following obligations of Seller, all of which remain the debts, liabilities, and obligations of Seller:

         (i) LITIGATION OR CLAIMS. Any litigation or claims arising out of Seller's operations prior to the Effective Date;

         (ii) TAX LIABILITIES. Any tax liability (including interest and penalties) arising out of or accrued with respect to Seller's operations prior to the Effective Date or with respect to the sale of the Assets pursuant to this Agreement (including, but not limited to, real property transfer taxes);

         (iii) LIABILITY AS EMPLOYER. Any liability for or obligation to provide salary, accrued holiday pay, vacation pay (other than the Vacation Accrual specifically assumed by Buyer pursuant to Section 2.2B.(viii)), sick pay, profit sharing or bonuses, severance pay, retirement benefits, health insurance, worker's compensation or other benefits arising out of or accrued with respect to the employment of any person by Seller prior to the Effective Date;

         (iv) PRE-CLOSING LIABILITIES UNDER CONTRACTS. Other than those liabilities and obligations quantified and recorded on the Audited Closing Statement, any liability or obligation of Seller or its Affiliates arising or accrued prior to the Effective Date under any Contract;

         (v) OPERATIONS. Any liability or obligation arising from or accrued with respect to ownership, possession or use of the Assets or the operation of the Business prior to the Effective Date;

         (vi) UNASSUMED CONTRACTS. Any liability or obligation of Seller under any Contract not expressly assumed by Buyer;

         (vii) LIABILITIES TO SHAREHOLDERS OR AFFILIATES. Any liability or obligation (whether monetary or non-monetary) to any Shareholder or any Affiliate of a Shareholder, whether arising under any written or oral agreement, understanding, or contract or otherwise;

         (viii) PLAN LIABILITIES. Any liability for, or obligation to provide, benefits, contributions or other funding, or withdrawal premiums or payments under any Plan;

         (ix) SPARTANBURG AGREEMENT. All liabilities and obligations of Seller under the Spartanburg Agreement; and

         (x) LIABILITIES NOT INCLUDED IN AUDITED CLOSING STATEMENT. Any liability not included in the Audited Closing Statement.

         E. BULK SALES WAIVER. The parties hereto understand and agree that the transfer which in the subject matter of this Agreement is subject to the provisions of Section 11-6 of the Official Code of Georgia Annotated, Uniform Commercial Code (Bulk Transfers) ["Bulk Sales Law"] and that Buyer is not assuming any debts of Seller in connection with this Agreement, except for the Assumed Liabilities specified in Section 2.2B.

         Buyer hereby waives compliance by Seller with the Bulk Sales Law; PROVIDED, HOWEVER, that such waiver does not, as between Buyer and Seller, relieve Seller of any of the Unassumed Liabilities or relieve Buyer of any of the Assumed Liabilities.

         2.3      PURCHASE PRICE AND MANNER OF PAYMENT.
                  ------------------------------------

         A. On the Closing Date, upon the satisfaction of the terms and conditions contained herein, Seller shall sell, assign and convey the Assets to Buyer, and Buyer shall purchase the Assets.

         B. The purchase price (the "Purchase Price") for the Assets shall be an amount equal to the aggregate of: (i) Eleven Million Five Hundred Thousand Dollars ($11,500,000); (ii) the total Assumed Liabilities reflected on the Audited Closing Statement; and (iii) the excess (deficit) of Audited Net Book Value over (under) Two Million Five Hundred Thousand Dollars ($2,500,000).

         C. The Purchase Price shall be adjusted as follows:

         (1) If the Audited Net Book Value is less than Two Million Five Hundred Thousand Dollars ($2,500,000) then the cash portion of the Purchase Price shall be reduced by the difference between the Audited Net Book Value and Two Million Five Hundred Thousand Dollars ($2,500,000).

         (2) If the Audited Net Book Value is greater than Two Million Five Hundred Thousand Dollars ($2,500,000) then the cash portion of the Purchase Price shall be increased by the difference between the Audited Net Book Value and Two Million Five Hundred Thousand Dollars ($2,500,000).

         D. The Purchase Price will be paid by Buyer as follows:

         (1) On the Closing Date, Buyer will deliver to Seller cash, in immediately available federal funds by wire transfer, equal to the Estimated Purchase Price (the "Estimated Purchase Price") as shown on the Estimated Purchase Price Reconciliation LESS Seven Hundred Seventy-Five Thousand Dollars ($775,000); PROVIDED, HOWEVER, that any cash necessary to release the security interests, liens or other encumbrances on the Assets (other than the security interests and liens respecting Assumed Liabilities), with the written consent of Seller (which will not be unreasonably withheld or delayed) shall be paid directly to the applicable secured creditors of Seller.

         (2) On the Closing Date, Buyer will wire transfer, in immediately available federal funds, Five Hundred Seventy Five Thousand Dollars ($575,000) (the "Escrow Amount"), to the Escrow Agent, to be held (the "Escrow") by such Escrow Agent in accordance with the terms of the Escrow Agreement attached hereto as EXHIBIT "A". All disbursements from the Escrow shall be made in accordance with the terms of the Escrow Agreement.

         (3) After the Audited Closing Statement has been prepared, if the sum of the final Purchase Price plus Two Hundred Thousand ($200,000) is equal to or greater than the Estimated Purchase Price, then Buyer shall immediately pay Seller by wire transfer, in immediately available federal funds, the difference, less the Escrow Amount. If the final Purchase Price less the Escrow Amount, is more than Two Hundred Thousand Dollars ($200,000) less than the Estimated Purchase Price, then Seller shall immediately pay Buyer the difference and Buyer shall be entitled to retain the Two Hundred Thousand Dollars ($200,000) holdback amount.

         E. The parties hereto covenant and agree that the Purchase Price shall be allocated as provided on EXHIBIT "G". All parties to this Agreement covenant and agree with each other that for purposes of all local, state, federal or other income tax returns filed by them, they will reflect the foregoing allocation, and further agree that each shall utilize such allocation when filing an Asset Acquisition Statement, Form 8594, with the Internal Revenue Service.

         F. It is the intention of the parties that the computation of the Purchase Price Reconciliation is merely a method to determine the final Purchase Price in accordance with Section 2.3 hereof, and is not intended to, nor shall it be deemed to, affect Buyer's or Seller's obligations hereunder.

         G. Real estate taxes, installments of special assessments, if any, and personal property taxes, if any, with respect to the Real Property and personal property to be conveyed to Buyer pursuant hereto shall be prorated through the Effective Date and shall be included as accrued liabilities in the Estimated Closing Statement as appropriate; PROVIDED, HOWEVER, such taxes shall be adjusted between the parties hereto from time to time after the determination of the Audited Closing Statement when such amounts become fixed, if the amounts accrued on the Estimated Closing Statement differ from such fixed amounts.

         2.4      CLOSING DATE STATEMENT; PURCHASE PRICE ADJUSTMENT.
                  -------------------------------------------------

         A. As soon as practicable following the Closing Date (and in no event later than 60 days after the Closing Date), Buyer shall prepare or cause to be prepared the Audited Closing Statement showing the Assets and the Assumed Liabilities as of the Closing Date. The Audited Closing Statement shall be based upon the books and records of Seller and prepared in accordance with GAAP (other than with respect to the recordation of the Partnership's depreciation and amortization expenses) applied on a basis consistent with the 1996 Financial Statements, except that: (i) accounts receivable shall be determined in accordance with Section 2.4B, and (ii) the Audited Net Book Value of any Assets owned by the Partnership shall be reflected on the Audited Closing Statement using the same accounting methods and calculated on the same basis as were used by the Partnership in preparing the 1996 Partnership Financial Statements (defined in Section 3.5) and shall not be revalued using any different method. The parties further agree that: (i) the "cut to length" processing equipment line owned by Seller and presently located at 251 Wheeler Street, Sharon, Pennsylvania, shall be valued for purposes of this Agreement at the amount set forth in the 1996 Financial Statements; (ii) the Vacation Accrual shall be valued for purposes of this Agreement at "zero" liability, consistent with Southeastern's past practices; and (iii) all scrap steel, side cut steel and lumber shall be valued for purposes of this Agreement at "zero", consistent with Seller's past practices.

         B. Seller's accounts receivable for purposes of the Audited Closing Statement shall be based on the actual funds collected in the ninety (90) day period commencing with the Closing Date (the "90-Day Period"). Buyer shall use its reasonable efforts to collect all Accounts Receivable. When Buyer delivers a preliminary Audited Closing Statement to Seller, such statement will reflect Accounts Receivable as the sum of trade receivables collected through such date and an estimate of sums to be collected through the 90-Day Period. The Final Audited Closing Statement will reflect the actual sum of funds collected.

         2.5 REVIEW OF AUDITED CLOSING STATEMENT BY SELLER. Following receipt of the Audited Closing Statement, Seller will be afforded a period of sixty (60) days to review the Audited Closing Statement. At or before the end of that period, but not prior to Buyer's delivery to Seller of its statement of receivables collected through the 90-Day Period, which statement is due by the ninety-fifth (95th) day following the Closing, Seller will either: (i) accept the Audited Closing Statement in its entirety, as adjusted to reflect receivables collected, or (ii) deliver to Buyer written notice and a detailed written explanation of those items in the Audited Closing Statement that Seller disputes. Items not affected by any such dispute will be deemed to be as set forth on the Audited Closing Statement and the Audited Closing Statement shall be final as to such undisputed items. Within a further period of fourteen (14) days from the end of the review period, the parties will attempt to resolve in good faith any disputed items. Failing such resolution, the unresolved disputed items will be referred to a nationally-recognized firm of certified public accountants mutually acceptable to the parties. The parties shall share equally the cost of the certified public accountants determining the disputed items unless the independent certified public accountants shall direct otherwise based on the relative merits of the positions of the parties. Each party shall pay for its own certified public accountants. The resolution of the disputed items, as determined by the certified public accountants, shall be binding on the parties hereto and non-appealable.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

         In order to induce Buyer to purchase the Assets hereunder, Seller hereby makes the following representations and warranties, each of which shall be true and correct on the execution hereof except as otherwise specified herein, and will be true and correct on the Closing Date.

         3.1 OWNERSHIP OF ASSETS. Seller is or on the Closing Date will be, the owner of the Assets, and Seller shall transfer the Assets to Buyer, free and clear of any mortgages, pledges, equities, liens, charges, encumbrances, covenants, conditions, or other restrictions, except for the Permitted Encumbrances. All Assets located on the Real Property are owned by Seller or are leased by Seller pursuant to the valid and subsisting leases described in EXHIBIT "3.4C".

         3.2 ORGANIZATION, QUALIFICATION, AND AUTHORITY OF SELLER.

         A. Southeastern is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Southeastern is not required to be qualified to do business as a foreign corporation in any jurisdiction. The Partnership is a partnership duly organized and validly existing under the laws of the State of Georgia. The Partnership is not required to be qualified to do business as a foreign partnership in any jurisdiction. Each Seller has full power and authority to own or lease its properties and to conduct its businesses in the manner and the places where such properties are owned or leased and such business is conducted. Seller possesses all permits and licenses from state, local, or Federal agencies or subdivisions necessary to operate the Business, all of which are in full force and effect and a list of which is attached hereto upon execution as EXHIBIT "3.2", all of which are transferable and shall be transferred to Buyer hereunder except as disclosed on EXHIBIT "3.2".

         B. As of the Closing Date, the execution and delivery of this Agreement, and the performance of the obligations by Seller under this
Agreement: (i) will not violate, contravene, be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under: (a) any provision of law; (b) any order, rule or regulation of any court, arbitrator or other agency of government to which Seller is a party;
(c) any provision of the Articles of Incorporation or Bylaws of Southeastern or the Partnership Agreement of the Partnership; and (d) any material lease, indenture, agreement or other instrument to which Seller or its properties or assets is or may be bound; and (ii) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon the Assets except as may arise under the Bulk Sales Law.

         C. Seller has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement, and except as listed on the "List of Consents Required" attached hereto as EXHIBIT "3.2C", no consent, approval or authorization of, or registration, declaration, or filing with any governmental authority (federal, state, or local, domestic or foreign), lending institution or other third party is required in connection with the execution and delivery by Seller of this Agreement or its performance of, or compliance with, the terms, provisions, and conditions hereof.

         D. All necessary corporate actions of the Board of Directors and Shareholders of Southeastern have been taken to authorize Southeastern to execute and deliver this Agreement and the other documents contemplated hereby. All of the partners of the Partnership have authorized the Partnership to execute and deliver this Agreement, the Real Property Purchase Agreement, and the other documents contemplated hereby and thereby. This Agreement and each related document constitute the valid and binding obligations of Seller, each enforceable in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

         E. The Shareholders own all of the issued and outstanding capital stock of Seller. The Shareholders also own all of the issued and outstanding interests in the Partnership.

         3.3 NO EQUITY INTERESTS. Seller does not own or hold (directly or indirectly) any equity or debt interest in any corporations, joint ventures, partnerships, business associations, trusts, or other firms or entities, other than as a creditor in the ordinary course of business.

         3.4 TITLE TO PROPERTIES; LIENS, CONDITIONS OF PROPERTIES.

         A. REAL PROPERTY. The representations and warranties of Seller contained in the Real Property Purchase Agreement are true and correct and are incorporated herein by reference. Seller does not own or lease real property except for the Real Property and Seller is not a party to any agreement (other than the Spartanburg Agreement) to acquire real property or any interest therein.

         B. PERSONAL PROPERTY. Attached hereto as EXHIBIT "3.4B" is the Schedule of Personal Property (which Exhibit shall be furnished separately to Buyer upon the execution hereof, initialed by the parties hereto and deemed delivered hereunder) that lists all items of machinery, equipment, tooling, dies, cranes and all other tangible personal property (excluding inventory) owned by, in the possession of, or used by Seller on the date of execution which have an original cost to Seller in excess of $1,500 for any single item. Each item of processing equipment included among the Assets is and on the Closing Date will be in good condition and repair, ordinary wear and tear excepted, with no known defects, and fully usable in the ordinary course of business except as specifically described in EXHIBIT "3.4". All other tangible Assets are, and on the Closing Date will be, in the aggregate, in reasonable operating condition, ordinary wear and tear excepted, with no known defects. As of the Closing Date and except for such personal property subject to the leases listed on the Schedule of Leases, Seller will have good title to all of its personal property free and clear of all liens and encumbrances whatsoever, except for Permitted Encumbrances. Except for the cut-to-length line in storage in Sharon, Pennsylvania, all personal property owned or leased by Seller and used or usable in the Business is located on the Real Property.

         C. LEASES. All the leases under which Seller leases personal property are described in the schedule of leases ("Schedule of Leases") attached hereto as EXHIBIT "3.4C". Except as set forth in EXHIBIT "3.4C", all of Seller's leases of personal property that Buyer is assuming pursuant to this Agreement are valid, subsisting and assignable and no monetary default or material non-monetary default (or event with which the passage of time will constitute a default) exists thereunder. The sublease between Southeastern and the Partnership relating to certain of Seller's equipment shall be canceled on the Closing Date.

         D. LIENS. Attached hereto as EXHIBIT "3.4D" is the schedule of liens ("Schedule of Liens") which lists all liens, conditional sales agreements, security interests, pledges, charges, or mortgages to which Seller is a party (as debtor or secured party), or by which the Assets are owned. All of such liens to which Seller is a party as debtor will be satisfied or released on or before the Closing Date, except for the Permitted Encumbrances. Except as disclosed on such Exhibit, none of the Assets is subject to any mortgage, pledge, lien, conditional sales agreement, security agreement, encumbrance, or other charge. Seller is not in monetary default or material non-monetary default (nor is there an event with which the passage of time will constitute a default) under any such contract, agreement, document or instrument giving rise to or evidencing a Permitted Encumbrance.

         3.5 FINANCIAL STATEMENTS.

         A. Attached hereto as EXHIBIT "3.5" are the 1996 Financial Statements. The foregoing financial statements present fairly in all material respects: (i) the financial position of Southeastern as of September 30, 1996 and September 30, 1995 and the results of Southeastern's operations and its cash flows for the periods from October 1, 1994 through September 30, 1995 and from October 1, 1995 through September 30, 1996, in conformity with GAAP consistently applied, and
(ii) the financial position of the Partnership as of December 31, 1996 and December 31, 1995 and the results of operations and cash flow for each of the years in the two (2) year period ended December 31, 1996, in conformity with GAAP consistently applied (the "1996 Partnership Financial Statements").

         B. Attached to EXHIBIT "3.5" is all correspondence from accounting firms received since October 1, 1994 with respect to the recommendations for improvements in accounting procedures, practices and internal controls of Seller.

         C. Attached hereto as EXHIBIT "3.5C" are the Interim Financial Statements of Southeastern. The foregoing financial statements present fairly in all material respects the financial position of Southeastern as of December 31, 1996 and as of March 31, 1997, respectively, and the results of Southeastern's operations and its cash flows for the three (3) month periods ended December 31, 1996 in conformity with and on a consistent basis with the 1996 Financial Statements, except for the absence of notes and normal year-end adjustments. Since March 31, 1997, there have been no asset dispositions or obligations incurred other than in the ordinary course of business.

         D. To be attached hereto as EXHIBIT "3.5D" on the Closing Date is the Estimated Closing Statement of Seller. The Estimated Closing Statement will be prepared in accordance with the form attached hereto as EXHIBIT "B" and with this Agreement and will present Seller's best estimate of the financial position of Seller at the Closing Date as relates only to the Assets and the Assumed Liabilities.

         E. To be attached hereto as EXHIBIT "3.5E" on the Closing Date is the Estimated Purchase Price Reconciliation. The Estimated Purchase Price Reconciliation will be prepared in accordance with the form attached hereto as EXHIBIT "C" and with this Agreement. The Estimated Purchase Price Reconciliation will be Seller's best estimate of the Purchase Price Reconciliation and will be based upon the Estimated Closing Statement.

         3.6      CHANGES.
                  -------

         A. Since March 31, 1997, there has been no material adverse change in the financial condition, operating results, assets, operations, employee relations, supplier relations, customer relations or business prospects of Seller other than economic or industry trends affecting the economy or industry as a whole.

         B. Since March 31, 1997, Seller has not:

         (i) borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business, borrowings under established credit facilities, and liabilities under contracts entered into in the ordinary course of business or specifically disclosed and permitted under this Agreement;

         (ii) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any portion of the Assets, except for Permitted Encumbrances;

         (iii) sold, assigned or transferred any of the Assets, except in the ordinary course of business, or canceled without fair consideration any material debts or claims owing to or held by Seller;

         (iv) sold, assigned, transferred, abandoned or permitted to lapse any patents, trademark registrations, trade name registrations, copyright registrations, material Confidential Information or other material intangible assets, or disclosed any material Trade Secrets or other material proprietary confidential information, to any person other than Buyer;

         (v) made or granted any bonus or any wage or salary increase to any employee or group of employees except in the ordinary course of business;

         (vi) made or granted any increase in any Plan (except in accordance with past custom and practice), or amended or terminated any existing Plan or adopted any new Plan;

         (vii) made any capital expenditures or commitments therefor that aggregate in excess of Twenty-Five Thousand Dollars ($25,000), except as set forth on EXHIBIT "3.6B";

         (viii) made any loans or advances to, or guarantees for the benefit of, any persons, except for advances made to employees for expenses in the ordinary course of business;

         (ix) entered into any labor agreement or commitment;

         (x) suffered the loss or termination of services of any managerial employee of Southeastern or other key employee of Southeastern;

         (xi) intentionally waived any rights of material value, not in the ordinary course of business or consistent with past practice;

         (xii) suffered any material damage, destruction or casualty loss to the Assets, whether or not covered by insurance;

         (xiii) agreed, whether in writing or otherwise to do any of the foregoing; or

         (xiv) entered into any material transaction other than in the ordinary course of business or conducted the Business other than in the ordinary course.

         3.7 ABSENCE OF UNDISCLOSED LIABILITIES. To Seller's knowledge, Seller has no liabilities of any nature (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due) except as will be expressly disclosed on the Final Closing Statement or in this Agreement or the Exhibits attached hereto.

         3.8 ACCOUNTS RECEIVABLE. All of Seller's account receivables have arisen from valid sales in the ordinary course of business and are valid and enforceable claims against the respective account debtors. To Seller's knowledge, none of Seller's accounts receivable are subject to any set-off, defense, counterclaim, or credits for returns, discounts (other than normal cash discounts in the ordinary course of business and which are not, individually or in the aggregate, excessive), volume rebates, or any other credit offered by or through Seller. The parties acknowledge and understand that the foregoing representation and warranty is not intended to be, and shall not be construed as, a guaranty of collectibility, nor shall it give rise to any additional claims against Seller in the event certain of Seller's accounts receivable are not collected following the Closing; Buyer's and Seller's rights and obligations with respect to the uncollectibility of such receivables shall be governed exclusively by the provisions of Sections 2.1A(iv) and 2.2C(iv) of this Agreement.

         Attached as EXHIBIT "3.8" will be the closing schedule of receivables ("Closing Schedule of Receivables"). The Closing Schedule of Receivables will reflect a full and complete list of all customer receivables of Seller as of the Closing Date, reflecting as to each receivable the debtor's name and address, the amount owed thereunder, and the age of such receivable.

         3.9 INVENTORIES. All inventory on the Real Property or elsewhere belonging to Seller's customers are properly recorded on the books and records of Seller and, to Seller's knowledge, such recorded amounts agree with the amounts claimed by the customers on their books and records. Seller knows of no claims by any customer for missing inventory or damage to inventory held by Seller for a customer's account.

         3.10 ACCOUNTS OR TRADE PAYABLE. All of Seller's payable accounts have arisen from valid purchases in the ordinary course of business and are valid and enforceable claims against Seller. Seller has paid and will continue to pay to the Closing Date its payables in accordance with its usual and customary terms and practices. Attached hereto as EXHIBIT "3.10 " will be the Closing Schedule of Accounts Payable. The Closing Schedule of Accounts Payable will be reflected on the Audited Closing Statement and will reflect a full and complete list of all accounts payable of Seller as of the

Closing Date, reflecting as to each account the creditor's name, the amount owed thereunder, and the age or date of such payable.

         3.11     INTELLECTUAL PROPERTY.
                  ---------------------

         To Seller's knowledge, Seller possesses the exclusive right to use the trade name Southeastern Metal Processing in Georgia in connection with the Business. Seller has no knowledge of others using the name "Southeastern Metal Processing", or any similar name in the Business in other jurisdictions. Except for "Southeastern Metal Processing", Seller owns, uses or holds no trade names, trademarks, service marks, or copyrights. Seller has not received any notification, and has no knowledge, that it has infringed, nor is now infringing, on any trade name, trademark, service mark, or copyright belonging to any other person, firm, or corporation. Seller owns, or holds adequate licenses or other rights to use all trademarks, service marks, trade names, and copyrights necessary for the business of Seller as now conducted. Seller does not own, use, or hold any patents, inventions, industrial models, designs or applications for patents (foreign and domestic). To the best of its knowledge, Seller is not infringing and has not infringed on any patent or other right belonging to any person, firm, or corporation nor has Seller received notice of any infringement. Except for computer software under license, all of the Intellectual Property used by Seller in connection with the Business is owned by Seller and will be assigned to Buyer pursuant to this Agreement. No Shareholder or any Affiliate has any interest, beneficial, equitable or otherwise in the Intellectual Property.

         Seller is the owner of or has the right to use and will transfer the right to use all Trade Secrets required for the processing, distribution and marketing of the Products and services, free and clear of any claims, liens, encumbrances, restrictions, rights, or legal or equitable claims of others. To Seller's knowledge, Seller is not using, or in any way making use of, without authorization or legal right to use the same, any confidential information, trade secrets or customer lists of any third party, including without limitation, any former employer of any present or past employee of Seller. There are no suits pending or to the best of Seller's knowledge threatened with respect to any Trade Secrets.

         3.12 CUSTOMERS AND SALES. The complete customer list of Seller is attached hereto as EXHIBIT "3.12" initialed by the parties hereto, and deemed delivered hereunder. Seller has not received any deposits, payments on account or similar payment with respect to any of its contracts, and no such deposits, payments on account or similar payments are due or owing to Seller. Except as disclosed on EXHIBIT "3.12" attached hereto, Seller has not been notified, and is not otherwise aware, that any of its customers to whom the Seller has sold products or services in the aggregate amount of One Hundred Thousand Dollars ($100,000) during the twelve
(12) months preceding the Closing, has ceased or intends to cease, purchasing from Seller or has materially adversely altered or intends to materially adversely alter the amount of business that it is presently doing with Seller.

         3.13 CONTRACTS AND COMMITMENTS.

         A. SALES ORDERS, SUBCONTRACTS, BIDS AND PROPOSALS.

         (i) Set forth on EXHIBIT "3.13A" attached hereto is a true and complete list and description of each individual outstanding sales order, sales contract, subcontract, bid or sales proposal of Seller as of the date of this Agreement, including the customer and the shipping date. Each sales, order, sales contract, subcontract, bid or sales proposal identified on EXHIBIT "3.13A" has been accepted, delivered or incurred in the ordinary course of business.

         (ii) Except as set forth on EXHIBIT "3.13A", Seller is not under any liability or obligation with respect to the return of inventory or merchandise in the possession of customers.

         B.       PURCHASE ORDERS AND OTHER TRADE OBLIGATIONS.
                  -------------------------------------------

Set forth on EXHIBIT "13.3B" attached hereto is a true and complete list of each individual outstanding purchase order and purchase commitment of Seller as of the date of this Agreement. Each purchase order and purchase commitment of Seller identified on EXHIBIT "3.13B" has been incurred in the ordinary course of business. No purchase contracts or commitments of Seller continue for a period of more than six (6) months or, in Seller's reasonable opinion, are in excess of the normal, ordinary and usual requirements of business (as conducted by Seller) or at any excessive price.

         C.       PERSONAL PROPERTY LEASES (AS LESSEE OR LESSOR) AND OTHER
                  --------------------------------------------------------
                  CONTRACTS.
                  ---------

         EXHIBIT "13.3C " contains a true and complete list of all personal property leases, warehouse agreements, licensing agreements, sales representative agreements, and any other contracts and commitments (other than purchase orders and sales orders, loan agreements, labor and employment agreements or employee benefit plans or agreements) with respect to the Business as of the date of this Agreement that are not cancelable on thirty (30) days or less notice without any further obligation thereunder or which involve a total liability on the part of Seller thereunder exceeding Ten Thousand Dollars ($10,000) per contract or lease.

         D.       COPIES, CONSENTS AND BINDING EFFECT.
                  -----------------------------------

         True and correct copies, or written summaries, if oral, of all the leases, contracts, commitments, agreements, understandings or other obligations, written and oral, relating to Seller, the Business or the Assets and listed on EXHIBITS "3.13A - 3.13C" have been delivered to Buyer. Seller is not in monetary default or material non-monetary default (whether with the giving of notice, the passage of time or both) under any of the contracts, leases, agreements, or other commitments or obligations listed on such Exhibits. Each such contract, lease, agreement or other commitment is a legal, valid and binding obligation of Seller and, to Seller's knowledge, of the other parties thereto, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or as limited by general principles of equity. The execution of this Agreement and the consummation of the transactions contemplated hereby will not give rise to a right of termination by any party thereto except as set forth in EXHIBIT 3.13D. EXHIBIT 3.13D sets forth the parties to the agreements on EXHIBITS 3.13A through 3.13C whose consents are necessary to the assignments of such agreements to Buyer. Except as set forth on
EXHIBIT 3.13D, Seller has no knowledge of any default by it under any of the contracts or other agreements listed on EXHIBITS 3.13A-C.

         E. UPDATING. Seller shall update and revise EXHIBITS "3.13A - 3.13C " up to and including the Effective Date.

         F.       CONTRACTS ASSUMED BY BUYER.
                  --------------------------

         Except as expressly set forth on EXHIBIT "3.13F" , the Schedule of Unassumed Contracts, Buyer will assume pursuant to Section 2.2 all of the contracts, leases and commitments shown on EXHIBITS "3.13A - 3.13C" and all similar type agreements that are not required to be scheduled due to the fact that they are cancelable on thirty (30) days or less notice without further obligation thereunder or which involve a total liability of Seller of less than Ten Thousand Dollars ($10,000) per contract.

         3.14 LITIGATION; JUDGMENTS AND CONSENT DECREES. Except as disclosed on EXHIBIT "3.14" attached hereto, no litigation is pending or, to the best of Seller's knowledge, threatened against Seller and no litigation is pending or threatened by Seller. EXHIBIT "3.14" also sets forth all product liability claims, workers' compensation, unemployment compensation, and all age, race, religion or other discrimination claims, whether such claims were dismissed, settled, or otherwise resolved, against Seller since January 1, 1994. The responses of all law firms to the annual audit request sent by management of Seller since January 1, 1994 are attached to EXHIBIT "3.14". Seller is not subject to any judgment, ruling, injunction, order or agreement with any court, arbitrator or regulatory authority restricting or adversely affecting the conduct of the Business or Seller's ownership of the Assets.

         3.15     EMPLOYEE RELATIONS.
                  ------------------

         Except as disclosed in EXHIBIT "3.15" there has not been, since January 1, 1994, nor to Seller's knowledge is there currently threatened, any grievances, arbitrations, unfair labor charges or practices filed against Seller with the National Labor Relations Board or any comparable federal, state or local board, agency or commission, or any claims, including but not limited to any claims brought before the Equal Employment Opportunity Commission or under any act, local, state, federal civil rights laws or any other law, rule or regulation relating to employment. Since January 1, 1994, to Seller's knowledge, Seller has complied with all laws relating to the employment of labor, including, but not limited to, any provisions thereof relating to equal employment opportunities, civil rights, working conditions, wages, hours, COBRA, WARN, and the payment of social security and similar taxes, and is not liable for any arrearage of wages or any taxes or penalties for failure to comply with any of the foregoing. Seller is not a party to any collective bargaining agreement with respect to the Business. No unions or other collective bargaining units have been, or are required to be, certified or recognized by Seller as representing its employees, and no union organized efforts exist with respect to any employees of Seller.

         Seller represents and warrants that Seller has taken all actions necessary, including but not limited to any notice required to be given to its employees, local, state or federal government agencies, to comply with COBRA and any similar local or state laws applicable to the transactions contemplated by this Agreement. Copies of all such notices have been delivered to Buyer.

Notwithstanding the foregoing, due to Buyer's commitment contained in Section
6.7 hereof, Seller is not obligated to comply with WARN or any similar state law due to the transactions contemplated by this Agreement.

         3.16     EMPLOYEE BENEFITS.
                  -----------------

         Set forth on EXHIBIT "3.16" is a list of each Plan. Except as set forth on Exhibit "3.16", the Company does not maintain or contribute to any "employee benefit plan" (as defined in ERISA) or any other profit sharing, incentive bonus, deferred compensation, welfare, pension, retirement, severance, holiday, vacation, tuition reimbursement, health benefit or other similar plan, program, agreement, arrangement or practice. To Seller's knowledge, Seller has no liability with respect to any Plan except as provided for in its financial statements. Seller and each Plan identified on Exhibit "3.16" are in compliance in all material respects with ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder. Without limiting the generality of the foregoing, there have been no prohibited transactions (as defined in ERISA) or breaches of the duties imposed by ERISA upon fiduciaries of the Plans such that Seller could incur any material liability in respect thereof, and all filings with governmental authorities and all notices to participants in such plans required by ERISA, the Code and the rules and regulations promulgated thereunder to be made or given have been timely made or given in all material respects. There are no suits or claims pending or, to Seller's knowledge, threatened against Seller or any Plan, and to Seller knowledge, there is no basis for any such suit or claim. Except with respect to vested or accrued benefits of participants under the Plans, Seller has reserved all rights necessary to amend or terminate, on a prospective basis, each of the Plans without the consent of any other person. Seller will deliver or make available to Buyer, upon request, true, complete and correct copies of all Plans, trust agreements, Plan amendments, Plan descriptions and other Plan documents with respect to the Plans.

         To Seller's knowledge, all group health plans of Seller and any ERISA Affiliate have been operated in material compliance with the group health plan continuation coverage requirements of Section 162(i) (as in effect immediately prior to the Technical and Miscellaneous Revenue Act of 1988) and 4980B of the Code to the extent such requirements are applicable.

         3.17     COMPLIANCE WITH LAW/GOVERNMENTAL AUTHORIZATIONS.
                  -----------------------------------------------

         A. Seller has complied, and has conducted its business in accordance with all applicable statutes, laws, regulations, rules and other requirements of all federal, state and local governmental authorities having jurisdiction over Seller applicable to the Assets or the Business other than statutes, laws, regulations and other requirements relating to tax, employment, employee benefit and environmental matters (which are the subject of specific representations and warranties hereunder), except where the failure to so comply has not had and will not have a material adverse effect on the Business as presently conducted by Seller.

         B. The "total assets" of Seller, as such phrase is defined and interpreted under the Hart-Scott-Rodino Antitrust Improvements of 1976, as amended, and the Rules and regulations promulgated thereunder (collectively, the "HSR Act") are less than Ten Million Dollars ($10,000,000) and Seller is the "ultimate parent entity" of the "acquired person", as each such term is defined and interpreted under the HSR Act. Consequently, the jurisdictional requirement for applicability of the HSR Act, as set forth in Section 7A(a)(2)(B) of the HSR Act, is not satisfied. Seller acknowledges and understands that Buyer is relying on the accuracy of the foregoing representation and warranty and based upon the foregoing representation and warranty, Buyer is not filing a Premerger Notification Form with the Federal Trade Commission and the United States Department of Justice pursuant to the HSR Act.

         3.18     ENVIRONMENTAL MATTERS.
                  ---------------------

         A. IN GENERAL. Seller is in full compliance with all applicable Environmental Laws (as defined below), which compliance includes, but is not limited to, the possession by Seller of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except where the failure to so comply has not had and will not have a material adverse effect on the Business. Seller has received no communication (written or oral), whether from a governmental authority, citizens' group, employee or otherwise, that alleges that Seller is not in such full compliance, and there are no circumstances that may prevent or interfere with such full compliance in the future. All governmental authorizations currently held by Seller pursuant to the Environmental Laws are identified on EXHIBIT "3.18".

         B. NO CLAIMS. There is no Environmental Claim (as defined below) pending or, to Sellers' knowledge, threatened against Seller or, to the knowledge of Seller, against any person or entity whose liability for any Environmental Claim Seller has or may have retained or assumed either contractually or by operation of law. To Seller's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, generation, treatment, storage, management, disposal or arrangement for disposal of any Materials of Environmental Concern (as defined below), that would reasonably be expected to form the basis of any Environmental Claim against Seller or any Affiliate or, to Seller knowledge, against any person or entity whose liability for any such Environmental Claim Seller has or may have retained or assumed either contractually or by operation of law.

         C. ABSENCE OF EVENTS OR CONDITIONS. Without in any way limiting the generality of the foregoing, to Seller's knowledge: (i) Seller does not treat, store, dispose or arrange for the storage, treatment or disposal of Materials of Environmental Concern, whether on or under the Real Property or at an off-site location, except in compliance with Environmental Laws, (ii) there are no underground storage tanks, and the capacity and contents of such tanks, located now or in the past on property owned, leased or controlled by Seller, (iii) there is no asbestos contained in or forming part of any building, building component, structure or office space owned, leased or controlled by Seller, (iv) no polychlorinated biphenyls (PCBs) are or have been used, stored, treated or disposed of at any property owned, leased or controlled by Seller, (v) neither Seller, any predecessor owner of the Real Property or other party has filed any notice under any federal law or under any law of the State of Georgia reporting a spill or release of Materials of Environmental Concern into the environment at, on, into or from the Real Estate; (vi) no lien asserting any claim or liability in favor of any governmental entity for (A) any liability under federal or state environmental laws or regulations, or (B) damages arising from or costs incurred by such governmental entity in response to a release of Materials of Environmental Concern into the environment is presently pending against or attached to the Real Property.

         D. NO CAPITAL EXPENDITURES REQUIRED FOR COMPLIANCE. To Seller's knowledge, no capital or other expenditures are required to bring the Assets or Seller into compliance with any currently applicable Environmental Laws.

         E. CERTAIN DEFINITIONS. For purposes of this Section , the following definitions apply:

         "Environmental Claim" means any claim, action, cause of action, investigation, demand or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for or requirement to incur investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the presence, or release or threatened release into the environmental, of any Materials of Environmental Concern at any location, whether or not owned or operated by Seller or (ii) circumstances forming the basis of any violation, or alleged violation, of or any claim pursuant to any Environmental Law.

         "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution, protection of human health or safety, or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, The Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) 42 U.S.C. Sections 9601 ET SEQ. The Resource Conservation and Recovery Act (RCRA), 42 U.S.C. Sections 6901 ET SEQ., The Federal Water Pollution Control Act (FWPCA), 33 U.S.C. Sections 1251 ET SEQ., The Hazardous Materials Transportation Act, 49 U.S.C. Sections 1802 ET SEQ., The Toxic Substances Control Act, 15 U.S.C. Sections 2601 ET SEQ., The Clean Air Act, 42 U.S.C. Sections 7401 ET SEQ., regulations promulgated thereunder, state, county, municipal or local counterparts of the foregoing federal laws and regulations, and any other applicable federal, state, county, municipal, local or other laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

         "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, including, without limitation, any hazardous substances, wastes or materials as defined by any Environmental Laws or any substances regulated by any Environmental Law.

         3.19     PAYMENT OF TAXES.
                  ----------------

          Seller has filed and will continue to file all applicable Federal, state, regional and/or local income, excise or franchise tax and informational returns, real estate and personal property tax returns, sales and use tax returns, F.I.C.A. returns, Workers Compensation returns and other tax and informational returns required to be filed by it and has paid all taxes owing by Seller, including both the employee and employer portion of the F.I.C.A. taxes, income, excise, and franchise taxes, and workers compensation premiums, except taxes which have not yet accrued or otherwise become due and payable and except as may, in the future, be contested in good faith proceedings. Neither the Internal Revenue Service nor any other taxing authority is now asserting or to the best of Seller's knowledge, threatening to assert against Seller any deficiency, claim or assessment for additional taxes or interest thereon or penalties in connection therewith.

         Seller has not executed or filed with the Internal Revenue Service or any other taxing authority (whether domestic or foreign) any agreement extending the period for assessment or collection of income taxes, nor is Seller a party to any pending action or proceeding, nor to the best of Seller's knowledge is any action or proceeding threatened, by any governmental authority for assessment or collection of taxes. Except as set forth in EXHIBIT "3.19", no claims for assessment or collection of taxes (other than taxes based upon or measured by the income of Seller) has been asserted against Seller in respect of the Assets or the Business within the past three (3) years, and Seller does not know of any proposed tax assessment against Seller.

         Seller and its Shareholders have made a valid S election pursuant to
Section 1362 of the Code and such election has not been revoked or otherwise terminated. The Internal Revenue Service has not challenged and is not challenging the S election.

         3.20 TRANSACTIONS WITH MANAGEMENT. Except as set forth on EXHIBIT "3.20", there are and there will be no contracts, leases, loans, commitments, transactions, arrangements or other understandings, oral or written, between Seller, its Shareholders and any Affiliate (excluding any employee of Seller who is not an officer or director of Seller or a Shareholder, his spouse or child). Except as set forth on EXHIBIT "3.20", Seller has no accounts with or loans to, or from, its Shareholders or any Affiliate. Except as set forth on EXHIBIT "3.20", neither Seller, its Shareholders nor any Affiliate (except for ownership interests in publicly traded companies whose shares are traded on a national stock exchange or over-the-counter markets and excluding any employee of Seller who is not an officer or director of Seller or a Shareholder, his spouse or child) has any direct or indirect interest in any competitor, supplier, or customer of Seller or in any party from, or to, whom Seller leases any real or personal property or in any other person with whom Seller is doing business.

         3.21 INSURANCE. Attached hereto as EXHIBIT "3.21", is the Schedule of Insurance, which lists all insurance policies and arrangements of Seller, including the name of the insurer, the insured, the beneficiary, the policy number, the amount of the coverage, and the dates of commencement and termination. Seller has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance since January 1, 1994.

         Seller, since January 1, 1994, has maintained insurance for product liability in a principal amount not less than One Million Dollars ($1,000,000) per occurrence and in the aggregate of Five Million Dollars ($5,000,000) through the Closing Date. Seller has maintained and now maintains (and paid all premiums thereon when due) product liability insurance on an "occurrence basis."

         3.22 AGENTS AND EMPLOYEES. To be attached hereto as EXHIBIT "3.22" at the Closing is a complete list of the names and addresses of all sales representatives, employees, agents, independent consultants (excluding attorneys and accountants), and contractors of Seller stating the rates of compensation payable to each of them. Except as otherwise noted on EXHIBIT "3.22", no employee of Seller is subject to any confidentiality, non-disclosure or non-compete agreement with Seller or to the best of Seller's knowledge, any other company.

         3.23 NO DEFAULT UNDER THE ASSUMED LIABILITIES. No event has occurred within the last twelve (12) months, or which with the passage of time will occur, which constitutes a default or an event of default under any of the Assumed Liabilities. Seller has fulfilled and will continue to fulfill all of its obligations, and has made and will continue to make all payments due thereunder to the date of Closing, and is in full compliance with all of Seller's obligations thereunder.

         3.24 FINDER'S FEE. Neither Seller nor its Shareholders has incurred or become liable for any broker's commission or finder's fee relating to, or in connection with, the transactions contemplated by this Agreement or taken any action whatsoever to cause Buyer to incur or become liable for any such commission or fee.

         3.25 FULL DISCLOSURE OF REPRESENTATIONS. To Seller's knowledge, no representation, covenant, or warranty by Seller and no statement, Schedule or Exhibit furnished to Buyer pursuant hereto, omits or will omit to state a material fact necessary to make any representations, covenants, and/or warranties of Seller under this Agreement not misleading.

                                   ARTICLE IV
                               COVENANTS OF SELLER
                               -------------------

         In order to induce Buyer to enter into this Agreement and perform its obligations hereunder, Seller hereby makes the covenants and agreements set forth in this ARTICLE IV.

         4.1 CONDUCT OF BUSINESS. Between the date of this Agreement and the Closing, Seller will do the following unless Buyer shall otherwise consent in writing:

         A. Conduct the Business only in the ordinary course and refrain from changing or introducing any method of management or operations or entering into any material transaction except in the ordinary course of business and consistent with prior practices;

         B. Without limiting the generality of the preceding Section 4.1A, refrain from the following:

         (i) making any purchase, sale, transfer, assignment, or disposition of any asset or property or waiving any right of material value, other than in the ordinary course of business;

         (ii) mortgaging, pledging, subjecting to a lien or otherwise encumbering any of its properties or the Assets except Permitted Encumbrances;

         (iii) incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others;

         (iv) incurring any other contingent or fixed obligations or liabilities except those that are usual and normal in the ordinary course of business;

         (v) making sales on other than Seller's current terms and conditions with respect to such customer (including price and terms of payment) and in the ordinary course of business;

         (vi) borrowing any amount or incurring or becoming subject to any material liabilities, except normal borrowings under its existing credit facilities, other current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

         (vii) discharging or satisfying any material lien or encumbrance or paying any material liability, other than current liabilities paid in the ordinary course of business;

         (viii) canceling without fair consideration any material debts or claims owing to or held by it;

         (ix) granting any bonus or any wage or salary increase to any employee, officer or shareholder or group of employees other than pursuant to any contractual obligation specifically disclosed in this Agreement or any Exhibit to this Agreement.

         (x) granting any increase in any employee benefit plan or arrangement (except in accordance with past custom and practice), or amending or terminating any existing employee benefit plan or arrangement or adopting any new employee benefit plan or arrangement (except as required by law);

         (xi) making any capital expenditures or commitments therefor that aggregate in excess of Twenty-Five Thousand Dollars ($25,000);

         (xii) making any loans or advances to, or guarantees for the benefit of, any persons, except for advances made to employees for expenses in the ordinary course of business; or

         (xiv) entering into any new labor agreement or commitment.

         C. Use its best efforts to keep intact its business organization, to retain its present officers and employees (other than such officers and employees, if any, who have been advised by Buyer or Seller that Buyer as of the Closing Date will not be extending an offer of employment thereto) and to preserve the goodwill of all suppliers, customers, and others having business relations with it;

         D. Have in effect and maintain at all times all insurance of the kind, in the amount, and with the insurers set forth in the Schedule of Insurance heretofore delivered to Buyer;

         E. Permit Buyer and its authorized representatives to have at reasonable times upon reasonable notice to Seller full access to all of Seller's properties, assets, records, contracts, and documents, and furnish to Buyer or its authorized representative such financial and other information as Buyer may from time to time reasonably request including but not limited to, monthly interim financial statements within ten (10) days following the end of the month; PROVIDED, HOWEVER, that

Buyer shall not initiate any contact with Seller's customers for the purpose of evaluating the Business without in each case first obtaining the consent of Seller.

         F. Not merge with or consolidate with any other corporation or acquire all or substantially all of the business or other assets of any other person, firm, associate, or corporation;

         G. Not take any action, or omit to take any action, which, to Seller's knowledge, would cause a breach of or default under any of Seller's material contracts, leases, or commitments; and

         H. Notify Buyer promptly of any material adverse event or material change in the Business or affairs of Seller.

         4.2 ASSIGNMENT OF LEASES AND CONTRACTS. Prior to Closing, Buyer shall notify Seller of those leases and contracts that Buyer elects to assume which assumed contracts shall include but not be limited to those listed in on EXHIBIT "3.13A through C". Seller and Buyer shall take all steps reasonably requested by the other in order to facilitate and expedite the assignment to Buyer at the closing of all leases, contracts, and agreements which Buyer elects to assume. Such steps shall include efforts to obtain the other parties' consent to such assignment if required by the appropriate instrument or document. Buyer agrees to pay all reasonable costs and expenses (including bond counsel fees but expressly excluding IRB prepayment fees, if any) which directly relate to the assumption by Buyer of the IRB Loan and the Lease between the Partnership and the Winder-Barrow Industrial Building Authority; all other costs and expenses incurred pursuant to this Section 4.2 shall be borne by Seller.

         4.3 BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Between the date hereof and the Closing, promptly upon the occurrence of, or promptly upon Seller becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to Seller prior to the date hereof, of any of the representations, warranties or covenants of Seller contained in this Agreement, Seller shall give detailed written notice thereof to Buyer and shall use its best efforts to prevent or promptly remedy the same.

         4.4 CONSUMMATION OF AGREEMENT. Seller shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement.

         4.5 COOPERATION. Seller shall use its best efforts to cause the Closing to occur on May 30, 1997 and shall not undertake any course of action inconsistent with such intended result.

         4.6 REGULATORY FILINGS. Seller shall promptly take all actions necessary to make each filing it is required to make with any governmental agency or authority as a condition to or consequence of the consummation of this Agreement, and shall use its best efforts to assist Buyer in making such required filings.

         4.7 INJUNCTIONS. If any United States court having jurisdiction over Seller issues or otherwise promulgates any Injunction, Seller shall use its best efforts to have such Injunction dissolved or otherwise eliminated as promptly as possible; PROVIDED, HOWEVER, that the foregoing provision shall not require Seller to take any action other than to pursue the litigation diligently and in good faith.

         4.8 TAXES. Seller covenants and agrees that it will prepare and file all tax returns required to be filed by it including without limitation payroll, workers compensation, state and federal unemployment tax returns and pay all amounts due thereunder.

         4.9 TERMINATION OF EMPLOYMENT BY SELLER. Seller shall terminate the employment of all of the employees of the Business immediately prior to the effective time of the transaction contemplated by this Agreement on the Closing Date, so that at the effective time, Seller shall employ no one in the Business. Seller shall submit to Buyer for approval (which shall not be unreasonably withheld or delayed) any form of letter or memorandum notifying employees of the Business that their employment with Seller is being terminated. Seller shall bear all resulting liabilities, if any, caused by or arising from such termination, including, but not limited to:

         (i) severance pay;

         (ii) accrued wages or vacation pay;

         (iii) sick leave;

         (iv) unemployment compensation;

         (v) claims for back pay and/or reinstatement;

         (vi) claims for contributions or benefits under the provisions of any Plan;

         (vii) claims asserting the right to participate in any medical insurance program under COBRA or comparable state law;

         (viii) any funding or withdrawal liability relating to any Plan; and

         (ix) any and all claims arising out of employment on or prior to the Closing Date.

         Seller hereby agrees that it will not notify, promise, represent, advise or otherwise communicate to any employee that Buyer is obligated to hire or will hire any or all such employees or otherwise make any offer of employment on behalf of Buyer, without Buyer's prior written consent.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

         Buyer, in order to induce Seller to sell the Assets to Buyer hereunder, hereby makes the following representations and warranties, each of which shall be true and correct on the execution hereof except as otherwise specified herein and will be true and correct on the Closing Date.

         5.1 ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio with full corporate power to own or lease its properties and to conduct its business. Buyer, as of the Closing Date, will be qualified to do business as a foreign corporation in Georgia.

         5.2      AUTHORITY OF BUYER.
                  ------------------

         A. All necessary action, corporate or otherwise, has been taken by Buyer to authorize the execution, delivery, and performance of this Agreement and the other documents contemplated hereby.

         B. The execution and delivery of this Agreement, and the performance of the obligations by Buyer under this Agreement will not violate, contravene, be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under: (i) any provision of law; (ii) any order, rule or regulation of any court, arbitrator or other agency of government; (iii) any provision of the Articles of Incorporation or Code of Regulations of Buyer; or (iv) any lease, indenture, agreement or other instrument to which Buyer or its properties or assets is or may be bound.

         C. Buyer has the right, power, legal capacity, and authority to enter into and to and perform its obligations under this Agreement, and no consent, approval or authorization of, or registration, declaration, or filing with any governmental authority (federal, state or local, domestic or foreign), collective bargaining unit, lending institution or other third party is required in connection with the execution and delivery by Buyer of this Agreement or its performance of, or compliance with, the terms, provisions and conditions hereof.

         D. This Agreement constitutes the valid and binding obligation of Buyer enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

         5.3 FINDER'S FEE. Buyer has not incurred nor become liable for any broker's commission or finder's fee relating to, or in connection with, the transactions contemplated by this Agreement or taken any action whatsoever to cause Seller to incur or become liable for any such commission or fee.

         5.4 LITIGATION. No litigation is pending or, to the best of Buyer's knowledge, threatened against Buyer which could prevent it from entering into, or performing its obligations under, this Agreement.

                                   ARTICLE VI

                               COVENANTS OF BUYER
                               ------------------

         Buyer, in order to induce Seller to enter into this Agreement and to perform the obligations hereunder, hereby makes the covenants and agreements set forth in this ARTICLE VI.

         6.1 BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Between the date hereof and the Closing, promptly upon the occurrence of, or promptly upon Buyer becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to Buyer prior to the date hereof, of any of the representations, warranties or covenants of Buyer contained in this Agreement, Buyer shall give detailed written notice thereof to Seller and shall use its best efforts to prevent or promptly remedy the same.

         6.2 CONSUMMATION OF AGREEMENT. Buyer shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement.

         6.3 COOPERATION. Buyer shall use its best efforts to cause the Closing to occur on May 30, 1997, and shall not undertake any course of action inconsistent with such intended result.

         6.4 REGULATORY FILINGS. Buyer shall promptly take all actions necessary to make each filing it is required to make with any governmental agency or authority as a condition to or consequence of the consummation of this Agreement, including without limitation the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and shall use its best efforts to assist Seller in making such required filings.

         6.5 INJUNCTIONS. If any United States court having jurisdiction over Buyer issues or otherwise promulgates any Injunction, Buyer shall use its best efforts to have such Injunction dissolved or otherwise eliminated as promptly as possible, PROVIDED, HOWEVER, that the foregoing provision shall not require Buyer to dispose of any of its assets or business or to agree to any restriction on its ownership, acquisition or disposition of assets or the conduct of its business or take any action other than to pursue the litigation diligently and in good faith.

         6.6 ACCESS TO RECORDS AND FILES. For a period of six (6) years after the Closing Date, Buyer shall preserve and grant to Seller reasonable access to, and the right to make copies and extracts of, such books, accounts, records, and other similar information (including the information referred to in Section 2.1(x) hereof) transferred to Buyer pursuant to the terms of this Agreement, for any reasonable purposes of Seller. Notwithstanding the foregoing, at any time which is at least three (3) years following the Closing Date, Buyer shall have the right to destroy any of such books, accounts, records, and other similar information that do not pertain to tax or accounting matters provided that Buyer gives Seller at least forty-five (45) days advance written notice of Buyer's intent to destroy. During such forty-five (45) day period, Seller shall have the right to copy at its sole expense or to take possession of all or any part of the books, accounts, records, or other similar information to be destroyed.

         6.7 OFFER OF EMPLOYMENT. Buyer represents and covenants that it will offer employment to substantially all of the former employees of Seller engaged in the Business so as to avoid a "mass layoff" or "plant closing" as defined in WARN, and consequently, any requirement by Seller to comply with the notice provisions of WARN. Buyer represents and covenants it will not at any time within sixty-five (65) days (or such longer period provided by applicable law) after the Closing Date engage in a "mass layoff" or "plant closing" as these terms are defined in WARN or any similar conduct in violation of applicable state law. Further, Buyer agrees to credit service by each employee of Seller for purposes of determining any future benefits which may be owing to any of Seller's employees who accept Buyer's offer for employment and who are eligible to participate in Buyer's vacation plan, severance plan, or any other employee benefit plan sponsored by Buyer. Nothing contained in this Section 6.7 or elsewhere in this Agreement is intended to prevent Buyer from operating the Business consistent with past practice in connection with temporary layoff of employees.

         6.8 OLYMPIC MEDICAL INSURANCE COVERAGE. As of the Closing Date, active employees of Seller: (i) who are currently participating in Seller's group health insurance plan, and (ii) who become employees of Buyer as of the Closing Date, shall become eligible for participation, subject to any limitations for preexisting condition, in a group health plan (as defined for purposes of Section 4980B of the Code) established and maintained by Buyer for the general benefit of its employees and their dependents, so that Seller shall not be required to provide continued health coverage under Part 6 of Title I of ERISA 4980B of the Code to any employee of Seller, or any qualified beneficiary (as defined for purposes of Section 4980B of the Code) with respect to any employee of Seller, who becomes covered under such plan. Buyer is not assuming pursuant to this Agreement any obligation of Seller to provide health insurance continuation coverage to employees of Seller that are not hired by Buyer.

         6.9 REDEMPTION OF BONDS. Since, as a result of the Transaction, interest on the Winder-Barrow Industrial Building Authority Tax-Exempt Adjustable Mode Industrial Development Revenue Bonds (Southeastern Metal Processing, Inc. Project) Series 1994, originally issued in the aggregate principal amount of $3,700,000 (the "Bonds") issued in connection with the IRB Loan may be deemed to have become taxable as a result of the exceeding the $10 million limitation imposed by Section 144 of the Code, Buyer agrees to cause the Bonds to be redeemed as soon as practicable, as determined by Bond counsel, but in any event by no later than July 14, 1997. Alternatively, if feasible, in the opinion of Bond counsel, Buyer will have the Bonds reissued as, or refinanced by, taxable bonds, at Buyer's risk and expense.

                                   ARTICLE VII
                               ACCOUNTS RECEIVABLE
                               -------------------

         Seller agrees that Buyer, after the Closing Date through the 90-Day Period, shall have the right and authority to collect the receivables and to endorse, without recourse and without warranties of any kind, the name of Seller on any checks or other negotiable instruments or evidences of indebtedness received by Buyer on account of such receivables. Through the 90-Day Period, all amounts collected by Buyer from payments by a customer that do not designate to which receivable such payment is to be applied shall be applied to the oldest outstanding receivable from such customer. Through the 90-Day Period, all amounts paid by customers against a specific invoice shall be credited against such invoice. Following the 90-Day Period, Buyer shall remit to Seller any amount collected by Buyer in respect of accounts receivable not purchased by Buyer as part of the Assets, net of any chargebacks, credits or other deductions claimed by the account debtor against such Excluded Asset.

                                  ARTICLE VIII
                       CONDITIONS TO OBLIGATIONS OF BUYER
                       ----------------------------------

         Buyer's obligations to consummate this Agreement and the transaction contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

         8.1 REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations, warranties and covenants of Seller contained herein shall be true and correct in all material respects as though made on and as of the date hereof and the Closing Date. Seller shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing. Seller shall have delivered to Buyer an officer's certificate of Seller dated as of the Closing Date to the foregoing effect.

         8.2 OPINION OF SELLER'S AND SHAREHOLDERS' COUNSEL. At the Closing, Buyer shall have received from Powell, Goldstein, Frazer & Murphy LLP, counsel for Seller and Shareholders, an opinion dated as of the date of the Closing, in the form attached hereto prior to Closing as EXHIBIT "8.2".

         8.3 DELIVERY OF SCHEDULES AND EXHIBITS. Seller shall have delivered to Buyer all of the Exhibits and Schedules required to be delivered by Seller on or before the Closing Date, in form and substance reasonably satisfactory to Buyer.

         8.4 DAMAGE OR DESTRUCTION. There shall not have been any material adverse damage to or destruction of the Assets (whether or not covered by insurance).

         8.5 NO MATERIAL ADVERSE CHANGE. Since the date of execution, there have not been:

                  (i) any material adverse change in the financial condition of Seller;

                 (ii) any labor dispute with respect to employees of Seller who render services to Seller, other than routine grievance matters that are not in the aggregate, material, except such disputes as arise from this Agreement and the performance of Seller's obligations hereunder; and

                  (iii) any other event or condition that materially and adversely affects the Assets or the conduct of Seller's Business.

Seller shall deliver to Buyer at Closing, an officer's certificate to the foregoing effect.

         8.6 CONSENTS. Seller shall have received all consents necessary to transfer the Assets to Buyer hereunder and to permit Buyer to assume the obligations Buyer is assuming pursuant to the Assignment and Assumption of Contracts, including, in particular, the consents of the Issuer of the IRB and the Bank and a bond counsel's opinion on the assignment of the IRB.

         8.7 INJUNCTIONS. There shall not be in effect any Injunctions.

         8.8 TRANSFER OF REAL PROPERTY. The Closing contemplated hereunder and the Closing contemplated under the Real Property Purchase Agreement shall occur simultaneously and each of the conditions precedent described in Section 21 of the Real Property Purchase Agreement shall have been satisfied. Such conditions include, without limitation, delivery by Seller of: (i) an "as built" survey with respect to the Real Property, including buildings, improvements and appurtenances included in the Assets, and (ii) an ALTA 1970-B title policy issued by Chicago Title Insurance Company or another insurance company reasonably satisfactory to Buyer.

         8.9 APPRAISAL AND ENVIRONMENTAL AUDIT. Buyer, at its expense, shall have received and approved in its sole and absolute discretion an appraisal of the Assets and the environmental audit conducted with respect to the Real Property. In the event any "Level I" Site Assessment Report conducted with respect to the Real Property recommends that additional ("Level II") environmental testing be conducted with respect to the Real Property, and the results of such "Level II" environmental audit shall be satisfactory to Buyer, in its sole and absolute discretion.

         8.10 SHAREHOLDER NON-COMPETITION AGREEMENTS. Buyer shall have obtained the Non- Competition Agreements, substantially in the form of EXHIBIT "H" attached hereto from each of the Shareholders.

         8.11 GUARANTEES. Each of the Shareholders shall execute personal guarantees, substantially in the form of EXHIBIT "I" hereto, with respect to the representations, warranties and covenants of Seller.

         8.12 CANCELLATION OF SUBLEASE. The sublease between the Partnership, as lessor, and Southeastern, as lessee, shall be terminated. There shall also be terminated all other contractual obligations between Southeastern and the Partnership, or either such party, and an Affiliate relating to the Assets or the Business.

         8.13 OFF-SITE "CUT-TO-LENGTH" PROCESSING EQUIPMENT. Buyer shall have examined the cut-to-length processing equipment presently stored at 251 Wheeler Street, Sharon, Pennsylvania and shall have received a letter from the owner of said facility, in form and substance reasonably satisfactory to Buyer, confirming Seller's ownership of such equipment.

                                   ARTICLE IX
              CONDITIONS TO OBLIGATIONS OF SELLER AND SHAREHOLDERS
              ----------------------------------------------------

         Seller's and Shareholders' obligations to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

         9.1 REPRESENTATIONS, WARRANTIES, COVENANTS. Each of the representations, warranties and covenants of Buyer contained in ARTICLE V, and the covenants contained in ARTICLE VI, shall be true and correct in all material respects as though made on and as of the Closing Date. Buyer shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing. Buyer shall have delivered to Seller an officer's certificate of Buyer dated as of the Closing Date to the foregoing effect.

         9.2 OPINION OF BUYER'S COUNSEL. At the Closing, Seller shall have received from Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A., counsel for Buyer, an opinion dated as of the Date of Closing, in the form attached hereto as EXHIBIT "9.2".

         9.3 DELIVERY OF DOCUMENTS. All documents to be delivered by Buyer pursuant to this Agreement shall have been executed and delivered to Seller in form and substance satisfactory to Seller in its sole and absolute discretion.

         9.4 INJUNCTIONS. There shall not be in effect any Injunctions.

         9.5 TRANSFER OF REAL PROPERTY. The Closing contemplated hereunder and the Closing contemplated under the Real Property Purchase Agreement shall occur simultaneously.

                                    ARTICLE X
                                 INDEMNIFICATION
                                 ---------------

         10.1     INDEMNIFICATION BY SELLER.
                  -------------------------

         A. Subject to the limitations contained in Section 10.1B and 10.1C, Seller hereby agrees to indemnify, defend and hold harmless Buyer and its directors, officers, employees, agents and assigns at all times from and after the date of this Agreement and the Closing Date, against, and in respect of any and all damage, loss, deficiency, cost and/or expense, including attorneys or accountants fees arising from or relating to:

         (i) any misrepresentation, omission, breach of warranty, representation or covenant, or non-fulfillment of any obligation on the part of Seller under this Agreement, any certificate, Schedule or Exhibit, or other instrument furnished to Buyer in connection with this Agreement;

         (ii) except for the obligations assumed by Buyer under Section 2.2 the activities, operations, debts, liabilities, chooses in action or claims of any nature, absolute or contingent (including, but not limited to obligations for taxes and interest and penalties thereon) of Seller;

         (iii) Seller's failure to comply with the provisions of the Bulk Sales Act of any state in the United States (except to the extent that such losses, costs, expenses and damages result solely from Buyer's failure to pay Seller's trade payables being assumed by Buyer as part of the Assumed Liabilities);

         (iv) any claims, violations or alleged violations by Seller of any laws, statutes, codes, ordinances, rules, or regulations whether foreign, state, federal, or local, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, OSHA, COBRA and WARN;

         (v) the filing (or failure to file) or payment (or non-payment) of any taxes by Seller, pursuant to any federal, state, local, or foreign income tax, excise or franchise tax, ad valorem, sales and use tax, payroll tax, and/or F.I.C.A. taxes or any deficiencies in any taxes payable by or on behalf of Seller or its Shareholders;

         (vi) any and all claims, grievances or arbitrations and/or judgments for unfair labor practices for acts committed by Seller before the Closing Date whether filed prior to, on, or after the

Closing Date with the National Labor Relations Board or any comparable federal, state, or local board, agency, or commission, or any state or federal court;

         (vii) any liabilities of Seller not expressly assumed by Buyer hereunder;

         (viii) the infringement or alleged infringement by Seller of any patent, Trade Secret, trademark, trade name, service mark, copyright right, or proprietary interest of others;

         (ix) any and all suits, actions, liabilities, losses, obligations, penalties or claims arising under or resulting from any Plan, whether or not imposed or arising prior to the Closing Date, including, without limitation, any suit, action, liability, loss, obligation, penalty or claim arising out of the allegation or imposition of successor employer status upon Buyer;

         (x) Seller's Product Liability Obligation;

         (xi) any and all actions, suits, proceedings, demands, assessments, penalties, fines, judgments, costs and legal and other expenses incident to any of the foregoing.

         B. Seller's indemnity obligations under this Section 10.1 and the Shareholders' Guarantees shall be Buyer's only and exclusive remedies for any breach of a representation, warranty or covenant under this Agreement or any of the Exhibits or Schedules to this Agreement or the Real Estate Purchase Agreement. However, nothing herein shall limit Buyer's equitable rights with respect to any fraud by Seller or the Shareholders arising out of the transaction contemplated by this Agreement.

         (i) The indemnity obligation of Seller contained in this Section 10.1 shall expire twelve (12) months after the Closing Date except for indemnity obligations arising out of a breach by Seller of any representation and warranty contained in Sections 3.1, 3.2 (other than 3.2B(i)(d) and 3.2C), 3.4D, 3.18 and
3.19 (the "Excluded Claims"), which shall extend for a period of three (3) years following the Closing Date. The foregoing limitations shall not apply with respect to those pending claims for indemnification for which written notice was given by Buyer to Seller within the applicable time period.

         (ii) Seller will have no liability under Section 10.1 with respect to any individual claim, or series of related claims of less than One Thousand Dollars ($1,000). In no event will Seller's liability for indemnification under this Section 10.1 exceed the amount deposited under the Escrow Agreement, except that this limitation shall not apply to the Excluded Claims or to claims arising out of Seller's failure to pay when due any liabilities of Seller which are not Assumed Liabilities hereunder.

         10.2     INDEMNIFICATION BY BUYER.
                  ------------------------

         A. Buyer agrees to indemnify, defend, and hold harmless Seller and its directors, officers, shareholders, employees, agents, and assigns at all times from and after the date of this Agreement against, and in respect of, any and all damage, loss, deficiency, cost, and/or expense, including attorneys' or accountants' fees arising from or relating to:

         (i) a breach of any representation, warranty, covenant or agreement on the part of Buyer under this Agreement or under any document executed and delivered by Buyer in connection herewith;

         (ii) Buyer's Product Liability Obligation;

         (iii) the failure of Buyer to pay or perform any of the Assumed Liabilities;

         (iv) any claims, violations or alleged violations by Buyer of any laws, statutes, codes, ordinances, rules, or regulations whether foreign, state, federal, or local, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, OSHA, COBRA, ERISA and WARN which arise from any conduct or act of Buyer occurring on or after the Closing Date; and

         (v) any and all actions, suits, proceedings, demands, assessments, penalties, fines, judgments, costs and legal and other expenses incident to any of the foregoing.

         B. Buyer's indemnity obligation under this Section 10.2 shall be Seller's only and exclusive remedies for any breach or representation warranty or covenant by Buyer under this Agreement or any of the Exhibits or Schedules of this Agreement, or the Real Estate Purchase Agreement. However, nothing herein shall limit Seller's equitable rights with respect to any fraud by Buyer arising out of the transaction contemplated by this Agreement.

         C. The indemnity obligations in this Section shall expire three (3) years after the Closing Date except for those pending claims for indemnification for which written notice was given by Seller to Buyer within three (3) years after the Closing Date.

         10.3 THIRD PARTY CLAIM AGAINST BUYER OR SELLER. If any claim is made by a third party against Buyer or Seller which would result in a right to indemnification hereunder ("Indemnified Party"), then the Indemnified Party shall give prompt written notice to the other party ("Indemnifying Party") stating in reasonable detail the nature of the claim and attaching a copy of the claim. Within ten (10) business days after receipt of such notice, the Indemnifying Party shall notify the Indemnified Party whether or not it intends to undertake the defense of the claim. If the Indemnifying Party undertakes the defense of the claim, the Indemnifying Party shall select counsel reasonably satisfactory to the Indemnified Party and after such selection, any additional attorneys' fees incurred by the Indemnified Party shall not be subject to indemnification hereunder; PROVIDED, HOWEVER, that the Indemnified Party may participate, at its own expense, in the defense of the claim. If the Indemnifying Party fails to undertake the defense of the claim within said ten
(10) day period, the Indemnified Party shall undertake the defense thereof, in which case all costs and expenses relating to the defense including but not limited to reasonable attorneys' fees incurred by the Indemnified Party shall be the obligation of the Indemnifying Party subject to indemnification by the Indemnifying Party hereunder.

                                   ARTICLE XI
                                   TERMINATION
                                   -----------

         11.1 GENERALLY. This Agreement may be terminated on or before the Closing Date:

         (i) by the mutual written consent of Seller and Buyer;

         (ii) by Buyer, if there has been a material violation or breach by Seller of any of Seller's agreements, representations or warranties contained in this Agreement which has not been waived in writing;

         (iii) by Seller, if there has been a material violation or breach by Buyer of any of Buyer's agreements, representations or warranties contained in this Agreement which has not been waived in writing; or

         (iv) by either party in the event the Closing has not occurred by August 31, 1997.

         11.2 RIGHT TO PROCEED. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in ARTICLE VII hereof have not been satisfied, Buyer shall have the right to waive one or more conditions precedent and proceed with the transactions contemplated hereby without waiving any of its other rights hereunder, and if any of the conditions specified in
ARTICLE VIII hereof have not been satisfied, Seller shall have the right to waive one or more conditions precedent and proceed with the transactions contemplated hereby without waiving any of its other rights hereunder; PROVIDED, HOWEVER, that if a party shall so elect to proceed, such party shall not thereafter attempt to hold the other party responsible for damages, liabilities, losses, or expenses resulting from the condition or conditions waived and such other party shall not be responsible for such damage, liabilities, losses or expenses.

                                   ARTICLE XII
                             CLOSING OF TRANSACTION
                             ----------------------

         12.1 CLOSING. The Closing shall take place at the offices of Powell, Goldstein, Frazer & Murphy LLP, Sixteenth Floor, One Ninety One Peachtree Tower, Atlanta, Georgia 30303 at 10:00 a.m. local time on May 30, 1997.

         12.2 CLOSING CERTIFICATE. Upon Closing, the parties shall execute a certificate in the form attached hereto as EXHIBIT "J" confirming the time of Closing (the "Closing Certificate") and such Closing shall be deemed effective as of 12:01 a.m. Eastern Daylight Time on the Closing Date.

         12.3 CLOSING DOCUMENTS.

         A. DOCUMENTS TO BE PROVIDED BY SELLER. At the Closing, Seller shall deliver to Buyer the following, authorizing the execution and delivery of this Agreement and all other documents being entered into by Southeastern, the Partnership or the Shareholders related to, or arising from, this Agreement:

         (1) General Assignment and Bill of Sale;

         (2) All books and records of Seller (except the minute books, seal, stock records and income tax returns), pertaining to the Assets, including but not limited to original documents of all contracts or leases being assumed by Buyer hereunder;

         (3) A certificate of the Secretary of Southeastern containing: (i) a certified copy of the Articles of Incorporation of Southeastern; (ii) a copy of the Bylaws of Southeastern and (iii) resolutions of the directors and Shareholders authorizing the execution and delivery of this Agreement and the other documents being entered into by Southeastern;

         (4) Certificate of Good Standing of Southeastern from the Secretary of State of the State of Georgia dated not more than fifteen (15) days before the Closing Date;

         (5) Certified copy of Certificate of Partnership of the Partnership from the Barrow County (Georgia) Recorder dated not more than fifteen (15) days before the Closing Date;

         (6) Estimated Closing Statement; and

         (7) Updated Schedule of Contracts;

         (8) Closing Schedule of Accounts Payable (to be provided within thirty
(30) days following the Closing Date);

         (9) Schedule of Agents and Employees;

         (10) Opinion of Seller's Counsel;

         (11) Executed Real Property Purchase Agreement, all applicable deeds, and all other documents and instruments to be delivered to Buyer pursuant to the Real Property Purchase Agreement;

         (12) Consent to Assignment and Assumption from Bank and First-Citizens Bank & Trust Company, as Trustee under the IRB Loan documents, all lessors and others from whom consent is required;

         (13) Copies of Partnership Authorization executed by the partners of the Partnership authorizing the execution and delivery of this Agreement, the Real Property Purchase Agreement and all other documents being entered into by the Partnership related to, or arising from, this Agreement;

         (14) Valid, recordable releases of and UCC termination statements with respect to all UCC liens, charges, or encumbrances against the Assets, excluding those liens related to the IRB Loan;

         (15) Payoff and Release from Bank with respect to the Term Loan;

         (16) Certificate from Seller representing that: (i) all conditions precedent to the Closing have been satisfied; (ii) the representations and warranties of Seller are true in all material respects; and (iii) no material adverse event has occurred between the execution of the Agreement and the Closing Date;

         (17) Amended Articles of Incorporation for Seller, changing Seller's corporate name to delete the words "Southeastern Metal Processing" therefrom, together with a check to the Georgia Secretary of State and such other documents as shall permit Buyer to file (on Seller's behalf) such Amended Articles of Incorporation;

         (18) Executed Non-Competition Agreement from each Shareholder;

         (19) Executed Guaranty from the Shareholders;

         (20) Executed Escrow Agreement;

         (21) Executed Consent to Use of Name;

         (22) Such other documents which Buyer reasonably deems necessary to effectuate the transactions contemplated by this Agreement.

         B. DOCUMENTS TO BE PROVIDED BY BUYER. At the Closing, Buyer shall deliver to Seller the following:

         (1) Certified checks or wire transfer of immediately available federal funds for the cash amount due under the Estimated Purchase Price Reconciliation;

         (2) Certified Resolutions of the Board of Directors of Buyer authorizing the execution and delivery of the Agreement;

         (3) Opinion of Buyer's Counsel;

         (4) Assignment and Assumption of Contracts;

         (5) Purchase Price Allocation;

         (6) Certificate from Buyer representing that: (i) all conditions precedent to the Closing have been satisfied; and (ii) the representations and warranties of Buyer are true;;

         (7) Executed Escrow Agreement;

         (8) Such other documents which Seller reasonably deems necessary to effectuate the transactions contemplated by this Agreement.

         12.4 RISK OF LOSS. Risk of Loss with respect to the Assets shall pass to Buyer effective as of 12:01 a.m. local time on the Closing Date.

                                  ARTICLE XIII
                                  MISCELLANEOUS
                                  -------------

         13.1 BINDING EFFECT. This Agreement shall be binding upon, and the benefit thereof shall inure to the parties hereto and their respective successors and assigns, including the Shareholders after any liquidation of Seller; provided, however, that this Agreement may not be assigned by either party without the prior written consent of the other, except in connection with the sale of substantially all the assets of Buyer (which in either case shall not relieve Buyer of liability) or except to the Shareholders in any liquidation of Seller (which shall not relieve Seller of liability). Notwithstanding anything in the preceding sentence or elsewhere in this Agreement to the contrary, Buyer may assign all or a portion of its rights hereunder and delegate all or a portion of its obligations hereunder to a wholly-owned subsidiary or other entity wholly or substantially owned or controlled by Buyer; PROVIDED, HOWEVER, that notwithstanding any such assignment, Buyer shall remain directly and primarily liable for each of its obligations under this Agreement as if no such assignment had been made.

         13.2 RECITALS; EXHIBITS AND SCHEDULES. The recitals contained at the beginning of this Agreement, and all Schedules and Exhibits attached hereto shall be deemed an integral part of this Agreement and shall be incorporated herein by reference. The Exhibits and Schedules hereto shall be delivered separately upon execution hereof or on the Closing Date, as applicable, and initialed by the parties hereto and shall be deemed delivered under this Agreement.

         13.3 GOVERNING LAW. This Agreement is made and entered into, and shall be governed by, and construed in accordance with, the laws of the State of Ohio.

         13.4 NOTICES. All notices, requests, demands, and other communications hereunder shall be in writing and shall be either: (1) personally delivered; (2) mailed by certified mail, return receipt requested; or (3) overnight courier addressed as follows:

               To Buyer:                 Michael D. Siegal, President
                                         Olympic Steel, Inc.
                                         5096 Richmond Road
                                         Bedford Heights, Ohio  44146

              With copy to:             Marc H. Morgenstern, Esq.
                                        Kahn, Kleinman, Yanowitz &
                                          Arnson Co., L.P.A.
                                        The Tower at Erieview, Suite 2600
                                        Cleveland, Ohio  44114

              To Seller:                Jerry O. Kirkland, President
                                        Southeastern Trans-shipping, Inc.
                                        1660 Peachcrest
                                        Lawrenceville, Georgia 30243

              With copy to:             Thomas R. McNeill, Esq.
                                        Powell, Goldstein, Frazer & Murphy LLP
                                        Sixteenth Floor
                                        One Ninety One Peachtree Tower
                                        Atlanta, Georgia  30303

              To Kirkland:              Jerry O. Kirkland
                                        1660 Peachcrest
                                        Lawrenceville, Georgia 30243

              To James:                 Gene I. James
                                        5716 Oak Landing
                                        Atlanta, Georgia 30327

              To Flint:                 Orvin Flint
                                        5692 Mallard Crossing
                                        Gainesville, Flordia 30501

              To Miniea:                Michael Miniea
                                        251 Wheeler Street
                                        Sharon, Pennsylvania 16146

              With copy to:             Jeffrey Tanen, Esq.
                                        Goldstein & Tanen
                                        Suite 3250
                                        1 Biscayne Tower
                                        Miami, Florida  33131

         or to such other address as either party notifies the other by certified mail. Notice shall be deemed given when personally delivered or when deposited in the United States mail or with the overnight courier.

         13.5 FURTHER ASSURANCES. Buyer, Seller and Shareholders each agree that they will, at any time and from time to time, do, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorneys and assurances as may be reasonably required for the better assigning, transferring, granting, conveying, or assuring to Buyer, or its successors or assigns, any or all of the Assets.

         13.6 ENTIRE AGREEMENT. Except for: (i) other agreements or instruments executed by the parties hereto in connection herewith, (ii) the obligations of Buyer set forth in a Confidentiality Agreement dated March 21, 1997, and this Agreement, together with its Exhibits, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions whether oral or written.

         13.7 WAIVERS. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         13.8 HEADINGS. Section, paragraph and subparagraph headings are not to be considered part of this Agreement; they are included solely for convenience and are not intended to be full or accurate descriptions of the contents hereof.

         13.9 SEVERABILITY. All clauses of this Agreement are distinct and severable and if any clause shall be held to be invalid or illegal, that shall not effect the validity or legality of the remainder of the Agreement.

         13.10 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original for all purposes, but all of which shall constitute one and the same instrument.

         13.11 PUBLIC ANNOUNCEMENT. Except as otherwise may be required by applicable law, all public notices and all other publicity concerning the negotiation and consummation of the transaction contemplated by the parties hereto shall be released or communicated jointly through the Closing Date.

         13.12 TIME OF THE ESSENCE. Time is of the essence in the performance of the terms and conditions of this Agreement.

         13.13 ARBITRATION. Any dispute arising between the parties hereto shall be resolved by arbitration in Atlanta, Georgia (or such other location as otherwise agreed) in accordance with the Rules of the American Arbitration Association, and the award of the arbitrator(s) shall be final and binding upon the parties. In the event a demand for arbitration is filed pursuant hereto, the parties shall have the same rights to discovery under the Georgia Rules of Civil Procedure as if the dispute had been filed as an original action in a Georgia Court of original jurisdiction, and any Court located in Atlanta, Georgia or elsewhere shall have jurisdiction and shall be authorized to enforce said rights as if the entire dispute were pending before said Court. All parties consent, agree and submit to non-exclusive Georgia personal jurisdiction. Each of the parties waives any defense of inconvenient forum to the maintenance of an action in the above-referenced courts in Georgia.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


SOUTHEASTERN METAL                            OLYMPIC STEEL, INC.
PROCESSING, INC.

By: /s/ Jerry O. Kirkland                     By: /s/ R. Louis Schneeberger
   --------------------------------              ----------------------------
       Jerry O. Kirkland, President                 R. Louis Schneeberger,
                                                    Chief Financial Officer

SOUTHEASTERN TRANS-SHIPPING
REALTY

By: /s/ Jerry O. Kirkland
   ---------------------------------
       Jerry O. Kirkland, Partner

And by: /s/ Gene L. James
       -----------------------------
       Gene L. James, Partner

And by: /s/ Orvin Flint
       -----------------------------
       Orvin Flint, Partner

And by: /s/ Michael Miniea
       -----------------------------
       Michael Miniea, Partner

/s/ Jerry O. Kirkland
------------------------------------
JERRY O. KIRKLAND, individually

/s/ Gene L. James
------------------------------------
GENE L. JAMES, individually

/s/ Orvin Flint
------------------------------------
ORVIN FLINT, individually

/s/ Michael Miniea
------------------------------------
MICHAEL MINIEA, individually